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                                                                   EXHIBIT 10.25

                                                                  JMB 103 (2/89)
                                                                      Triple Net

                                  OFFICE LEASE

THIS LEASE made as of the 28 day of June, 2000, between 222 South Ninth Street Limited Partnership, a Minnesota limited partnership ("Landlord'), and Capella Education Company, a Minnesota corporation, whose address is Suite 550, Towle Building, 330 Second Avenue South, Minneapolis, Minnesota 55401 ("Tenant").

                                   WITNESSETH:

                                    ARTICLE 1

                                Premises and Term

      Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain space (the "Premises") consisting of (i) the entire rentable area of the twentieth floor, one-half (1/2) of the rentable area of the nineteenth floor, and one-half (1/2) of the rentable area of the sixteenth floor (collectively, the "Initial Premises"), and (ii) the one-half (1/2) of the nineteenth floor which was not part of the Initial Premises (the "19th Floor Remainder Space") and the one-half (1/2) of the sixteenth floor which was not part of the Initial Premises (the "16th Floor Remainder Space," the 19th Floor Remainder Space and the 16th Floor Remainder Space are collectively referred to herein as the "Secondary Premises"), as described or shown on Exhibit A attached hereto, in the building known as the Piper Jaffray Tower (the "Building") located at 222 South Ninth Street, Minneapolis, Minnesota ("Property", as further described in Article 25), subject to the provisions herein contained. The term (the "Term") of this Lease with respect to the Initial Premises shall commence on the 1st day of November, 2000 (the "Commencement Date"), and end on the 31st day of October, 2005 (the "Expiration Date"), unless sooner terminated as provided herein. The term of this Lease with respect to the Secondary Premises shall commence on April 1, 2001. The Commencement Date with respect to the Secondary Premises shall be subject to adjustment as provided in Article 4. Landlord and Tenant have, for purposes of the calculation of Rent set forth below, utilized Landlord's calculations of the rentable area of the Initial Premises at 46,056 square feet, the rentable area of the 19th Floor Remainder Space at 11,356 square feet, the rentable area of the 16th Floor Remainder Space at 11,356 square feet, and the rentable area of the Property at 724,734 square feet. The specified rentable area of the Premises has been determined by Landlord through its calculation of the usable area and multiplication of that figure by a factor of 1.09. Upon the request of Tenant, Landlord shall provide its usable area measurements and rentable area calculations for the Premises for Tenant's review (which review shall occur, if at all, within sixty (60) days of Tenant's execution of the Lease). If Tenant disagrees with the rentable area calculation, it shall provide notice of same to Landlord within ten (10) days of receipt of Landlord's calculations. In such event, the parties shall confer with Landlord's architect and if they still cannot agree on the rentable area calculation within ten (10) days thereafter, the parties shall submit the matter to a mutually acceptable third party architect, who shall perform measurements and calculations of the usable and rentable areas. If the third party architect confirms Landlord's calculations within 400 rentable square feet, Tenant shall pay all costs associated with the third party architect. If the measurement differs by more than 400 rentable square feet, Landlord shall pay such costs. In

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either case, the parties shall be bound by the determination of the third party architect. In making its calculations, the third party architect shall apply current BOMA measurement standards utilized for Class A buildings in the Minneapolis downtown market. If applicable, the parties shall execute an amendment to the Lease, setting forth the revised rentable square feet of the Premises, and the Rent shall be adjusted by such amendment retroactively to the Commencement Date to reflect such adjusted _____ble square feet. As to any partial floors that may be occupied by Tenant under this Lease, ________ table/usable factor shall not exceed 1.15.

                                    ARTICLE 2

                                    BASE RENT

      Tenant shall pay Landlord monthly Base Rent as set forth in the following table, in advance on or before the first day of each calendar month during the Term, except that Base Rate for the first full calendar month for which Base Rent shall be due, shall be paid on the Commencement Date.

                                                                     Monthly        Base Rent per
         Lease Period                        Annual Base Rent       Base Rent        Square Foot
-----------------------------------          ----------------     -------------     -------------
November 1, 2000 - October 31, 2001          $     587,214.00     $   48,934.50      $   12.75
November 1, 2001 - October 31, 2002          $     893,984.00     $   74,498.67      $   13.00
November 1, 2002 - October 31, 2003          $     911,176.00     $   75,931.33      $   13.25
November 1, 2003 - October 31, 2004          $     928,368.00     $    77364.00      $   13.50
November 1, 2004 - October 31, 2005          $     945,560.00     $   78,796.67      $   13.75

      The annual Base Rent and monthly Base Rent listed above for the period from November 1, 2000 through October 31, 2001 is the annual Base Rent and monthly Base Rent for the Initial Premises only. Such figure shall be adjusted proportionately for the Secondary Premises based on the date that Tenant takes occupancy of the Secondary Premises as set forth in Article 4.

      If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of the ratio of the number of days of such month that are included within the Term to the total number of days in such month.

                                    ARTICLE 3

                                 ADDITIONAL RENT

      (A) TAXES. Tenant shall pay Landlord an amount equal to Tenant's Prorate Share of Taxes in the manner described below. The terms "Taxes" and "Tenant's Prorata Share" shall have the meanings specified therefor in Article 25.

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      (B) OPERATING EXPENSES. Tenant shall pay Landlord an amount equal to
Tenant's Prorata Share of Operating Expenses in the manner described below. The terms "Operating Expenses" and "Tenant's Prorata Share" shall have the meanings specified therefor in Article 25.

      (C) INTENTIONALLY OMITTED.

      (D) MANNER OF PAYMENT. Taxes and Operating Expenses shall be paid in the following manner:

            (i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Operating Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

            (ii) Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expanses, (b) any amount paid by Tenant towards Taxes and Operating Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Operating Expenses for the current calendar year.

            (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period of January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement.

            (iv) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.

            (v) So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times.

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                  No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Operating Expenses.

      (E) PRORATION. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Taxes and Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes and Operating Expenses, for such calendar years by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be the number of days in such calendar year.

      (F) LANDLORD'S RECORDS. Landlord shall maintain detailed records respecting Taxes and Operating Expenses and determine the same in accordance with sound and generally acceptable accounting and management practices, consistently applied. Although this Lease contemplates the computation of Taxes and Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant's payment obligation for Taxes or Operating Expenses over the entire Term is not increased over the amount that would have been otherwise payable had no such change been implemented. Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying such records Tenant desires to examine, during normal business hours at the Building by sending such notice no later than forty-five (45) days following the furnishing of the Statement. Tenant may take exception to matters included in Taxes or Operating Expenses Landlord's computation of Tenant's Prorata Share, or any other matter impacting upon Tenant's payment obligations with regard to Taxes and Operating Expenses by sending notice specifying such exception and the reasons therefor to Landlord no later than thirty (30) days after Landlord makes such records available for examination. Such Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in the Statement as provided herein, the parties shall refer the matter to an accounting firm mutually designated by the parties (or if the parties cannot agree as to the accounting firm within thirty (30) days of Tenant's taking exception to such matters contained in the Statement, designated by Landlord, subject to the criteria that: (i) such accounting firm is a "Big 5" accounting firm, and (ii) Landlord shall not have had any business relationship with the accounting firm within the prior two (2) years), whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled (based upon the Statement) by more than two percent (2%), in which event Landlord shall pay the cost of such certification. If such certification indicates that the amount actually paid by Tenant, in relation to a matter for which Tenant has taken exception pursuant to this Paragraph, exceeds the amount Tenant should have paid, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 3, or if the Lease has expired, such amount shall be refunded to Tenant

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within thirty (30) days of such certification. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Prorata Share of Taxes and Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.

      (G) RENT AND OTHER CHARGES. Base Rent, Taxes, Operating Expenses, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered into in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid at any office maintained by Landlord or its agent at the Property, or at such other place as Landlord may designate.

                                    ARTICLE 4

                              COMMENCEMENT OF TERM

      On or before March 1, 2001, Tenant shall deliver written notice (the "Secondary Premises Notice") to Landlord indicating either (a) that Tenant elects to occupy, for the purpose of conducting its business, the entire Secondary Premises on April 1, 2001, or (b) that Tenant elects to occupy, for the purpose of conducting its business, the 19th Floor Remainder Space on April 1, 2001, with occupancy, for the purpose of conducting its business, of the 16th Floor Remainder Space to begin on October 1, 2001. In the event that Tenant elects to occupy only the 19th Floor Remainder Space on April 1, 2001, the term of the Lease with respect to such space shall commence on April 1, 2001, and the term of the Lease with respect to the 16th Floor Remainder Space shall commence on October 1, 2001. Failure of Tenant to deliver such notice on or before March 1, 2001 shall be deemed an election by Tenant to occupy only the 19th Floor Remainder Space on April 1, 2001. Rent shall first be payable on the entire Secondary Premises on April 1, 2001 if Tenant has elected to occupy the entire Secondary Premises on that date, or on April 1, 2001 for the 19th Floor Remainder Space and October 1, 2001 for the 16th Floor Remainder Space, if Tenant has elected to initially occupy only one-half (1/2) of the Secondary Premises.

      With the exception of such portion of the Premises on the 16th floor of the Building which Landlord must temporarily close in order to close off the existing interior stairway between the 16th floor of the Building and the adjacent floor, Landlord shall deliver (a) the Initial Premises to Tenant within five (5) business days of Landlord's receipt of a fully executed copy of this Lease, and (b) the Secondary Premises to Tenant within five (5) business days after written request firm Tenant for delivery of same. Tenant shall be entitled to commence construction of its improvements in the Secondary Premises, pursuant to Exhibit B attached hereto, at any time after delivery of the Secondary Premises to Tenant. During any period that Tenant shall be permitted to enter any portion of the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent. Tenant shall also have the right to occupy all or a portion (as reasonably determined by Tenant) of the 16th Floor Remainder Space while the Initial Premises are under construction (which space shall be made available in its "as-is" condition) for temporary occupancy without any obligation for the payment of Rent with

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respect to the 16th Floor Remainder Space. Landlord shall permit early entry, provided the Premises are legally available and Landlord has completed any work required under this Lease or any separate agreement entered in connection herewith. Notwithstanding the foregoing, if Tenant elects to take possession of the Secondary Premises in two phases and Tenant opens for business in the 16th Floor Remainder Space prior to October 1, 2001, then Rent shall commence on such date and be prorated based on the number of rentable square feet in the 16th Floor Remainder Space occupied and opened for business by Tenant.

                                    ARTICLE 5

                              CONDITION OF PREMISES

      Tenant has inspected the Premises, Property, Systems and Equipment (as defined in Article 25), or has had an opportunity to do so, and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except for Landlord providing an improvement allowance as set forth in the Work Agreement attached hereto as Exhibit B and as otherwise expressly provided in any separate agreement that may be signed by the parties To the extent that Tenant requires a demising wall between the Initial Premises and the 19th Floor Remainder Space and/or the 16th Floor Remainder Space, such demising wall shall be constructed at Tenant's expense and in accordance with the provisions of Section 8 of this Lease. Prior to delivering possession of the Initial Premises to Tenant, Landlord shall close off the existing interior stairway between the 16th floor of the Building and the adjacent floor, at Landlord's sole cost and expense.

                                    ARTICLE 6

                                  USE AND RULES

      Tenant shall use the Premises for offices, the preparation of educational programs and materials, and related functions inherent in its on-line educational program (all of which shall be implemented consistent with the Rules, as defined below), including "periodic seminars" (as defined below), and for such other purposes as Landlord may specifically authorize in writing and no other purpose whatsoever, in compliance with all applicable Laws, and without disturbing or interfering with any other tenant or occupant of the Property. For purposes of this Lease, the term "periodic seminars" shall mean seminars of not more than fifty (50) people per seminar, of a duration not to exceed two consecutive days, and occurring not more frequently than one (1) time in any calendar month. Landlord's approval of "periodic seminars" shall in no event be construed as a representation by Landlord that any such "periodic seminar" is in compliance with applicable Laws. Notwithstanding the foregoing, except for "periodic seminars," in no event shall Tenant use any portion of the Premises for classroom purposes. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies, or an increase in the premiums thereunder. Tenant shall comply with all rules set forth in Rider One attached hereto (the "Rules"). Landlord shall have the right to reasonably amend such Rules and supplement the same with other reasonable Rules (not inconsistent with this Lease or with Tenant's permitted use as set forth in this Article) relating to the Property, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be

                                       6

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binding upon Tenant after five (5) days notice thereof to Tenant. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give Tenant or any other Person (as defined in Article 25) any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property, or out of the enforcement or waiver of the Rules by Landlord in any particular instance.

                                    ARTICLE 7

                             SERVICES AND UTILITIES

      Landlord shall provide the following services and utilities (the cost of which shall be included in Operating Expenses unless otherwise stated herein or in any separate rider hereto):

      (A) Electricity for standard office lighting fixtures, and equipment and accessories customary for offices (up to 280 hours per month) where: (1) the connected electrical load of all of the same does not exceed an average of 4 watts per square foot of the Premises, and (2) the electricity will be at nominal 120 volts, single phase (or 110 volts, depending on available services in the Building).

      (B) Heat and air-conditioning to provide a temperature required, in Landlord's reasonable opinion, in accordance with applicable Law, and consistent with other similarly situated buildings in downtown Minneapolis, for occupancy of the Premises under normal business operations, from 8:00 a.m. until 6:00 p.m. Monday through Friday, and Saturdays from 8:00 a.m. until 1:00 p.m., except on Holidays (as defined in Article 25). Landlord shall not be responsible for inadequate air-conditioning or ventilation to the extent the same occurs because Tenant uses any item of equipment consuming more than 500 watts at rated capacity without providing adequate air-conditioning and ventilation therefor.

      (C) Water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Property.

      (D) Customary office cleaning and trash removal service Monday through Friday or Sunday through Thursday in and about the Premises.

      (E) Operatorless passenger elevator service and freight elevator service (subject to reasonable scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors.

      (F) Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment (as defined in Article 25), and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3 for each floor on which the Premises are located) and procedures for written requests. Tenant shall, for such extra utilities or services, pay such charges as Landlord shall from time to time reasonably establish based upon Landlord's actual cost of delivery of the services, plus a reasonable administrative fee. All

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charges for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within twenty (20) days after such billing. Landlord's current charges for after-hour utilities are $18.00 per hour per floor of the Building for HVAC cooling and $7.00 per hour per floor of the Building for heating.

      Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant materially in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord's reasonable charges for such amount of excess services or utilities used by Tenant.

      Landlord does not warrant that any services or utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, except as expressly provided herein to the contrary, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages.

      Notwithstanding any of the foregoing to the contrary, Landlord shall operate and maintain the Building in accordance with all applicable laws and regulations, the requirements of Landlord's insurance carriers, and standards from time to time prevailing for similarly situated office buildings of comparable age and character in downtown Minneapolis. Landlord shall maintain all common areas in a first class condition and in good working order and repair and shall be responsible for keeping all exterior common areas reasonably free and clear of snow, ice and rubbish. Tenant, its successors, permitted assigns, permitted subtenants and their employees shall have access to the Premises at all times, 24-hours per day, every day of the year during the Term, subject to compliance with Landlord's reasonable security measures.

      Tenant shall be permitted to utilize a dual electrical power feed from the systems serving the 19th and 20th floors of the Building, which shall be installed at Tenant's expanse and pursuant to the provisions of Section 8 hereof.

      Subject to matters beyond the reasonable control of Landlord, in the event that any of the utilities or services to be provided by Landlord which are necessary for Tenant's beneficial use of the Premises should be unavailable for a period of three (3) or more consecutive business days, and such unavailability materially interferes with Tenant's beneficial use of the Premises and as a result thereof, Tenant does not operate its business in all or a material portion of the Premises for such three (3) consecutive business day period, then Rent shall abate from the end of such three (3) consecutive business day period until the earlier of (i) the date when said utility or service is again available to Tenant, or (ii) the date when Tenant reopens for business in such portion of the Premises.

      Further, should a condition exist in the Premises as to which Landlord has the obligation of repair hereunder, and should such condition have an adverse and immediate material impact upon Tenant's ability to use the Premises for the purposes set forth in Article 6, Tenant may give notice to Landlord of such condition. If, within ten (10) business days of receipt of such notice by Landlord, Landlord has not commenced and continuously and diligently proceeded to rectify such condition, then Tenant shall have the right to separately contract for such repair and upon the successful completion of such repair, to invoice Landlord for the reasonable costs incurred by Tenant in such repair. Tenant shall not have the right to perform its own repairs if the cause of Landlord's delay in completion of such repairs is beyond the reasonable control of Landlord. Tenant shall not have the right to offset or deduct the cost of such repair from any Rent due under this Lease.

                                    ARTICLE 8

                              ALTERATIONS AND LIENS

      Tenant shall make no material additions, changes, alterations or improvements (the "Work") to the Premises or the Systems and Equipment (as defined in Article 25) pertaining to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. For purposes of this provision an item of Work shall not be deemed "material" if the item will not affect or alter the Systems and Equipment and shall have a cost during any twelve (12) consecutive month period of less than $20,000, or shall involve purely decorative changes to the Premises (i.e. installation of wall or floor coverings). Landlord's consent shall also not be required for the installation or removal of any modular furnishings or alterations incidental to the installation or removal thereof. However, as to the foregoing, Tenant shall still provide Landlord with prior notice as set forth below of the Work to be performed. Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, posting bonds, obtaining insurance, prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, use of union labor (if Landlord uses union labor), affidavits from engineers acceptable to Landlord stating that the Work will not adversely affect the Systems and Equipment or the structure of the Property, and requirements as to the manner and times in which such Work shall be done. All Work shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises and Property and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Work be performed under Landlord's supervision. In all cases, Tenant shall pay Landlord a reasonable fee to cover Landlord's overhead in reviewing Tenant's plans and specifications and performing any supervision of the Work. If Landlord consents or supervises, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Work.

      Tenant shall keep the Property and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Work on or respecting the

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Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Work on the Premises (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject
Landlord's title to the Property or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises.

                                    ARTICLE 9

                                     REPAIRS

      Except for customary cleaning and trash removal provided by Landlord under
Article 7, and damage covered under Article 10, Tenant shall keep the Premises in good and sanitary condition, working order and repair (including without limitation, carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements within and solely serving the Premises [other than Systems and Equipment] whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly arrange for the same either through Landlord for such reasonable charges as Landlord may from time to time establish, or such contractors as Landlord generally uses at the Property or such other contractors as Landlord shall first approve in writing, and in a first class, workmanlike manner approved by Landlord in advance in writing. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs, maintenance and replacements, and the costs paid or incurred by Landlord therefor shall be reimbursed by Tenant promptly after request by Landlord. Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to areas of the Property outside the Premises, caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence, or for damage covered under Article 10, Landlord shall keep the common areas of the Property in good and sanitary condition, working order and repair (the cost of which shall be included in Operating Expenses, as described in Article 25, except as limited therein).

                                   ARTICLE 10

                                 CASUALTY DAMAGE

      If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Holder (as defined in Article 25), any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work performed or paid for by Landlord under the initial Work Agreement attached hereto as Exhibit B or under any separate agreement signed by the parties in connection herewith. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease and not occupied by Tenant as a result thereof (unless Tenant or its employees or agents caused the damage and then only to the extent such Rent abatement is not covered by Landlord's insurance). Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least ninety (90) days for Tenant to vacate the Premises), if the Property shall be materially damaged by Tenant or its employees or agents, or if the Property shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within 180 days after the casualty without the payment of overtime or other premiums, (b) more than 40% of the Premises is affected by the damage, and fewer than 15 months remain in the Term, as it nay have been extended, or any material damage occurs to the Premises during the last 12 months of the Term, as it may have been extended, (c) any Holder (as defined in Article 25) shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or (d) the cost of the repairs, alterations, restoration or improvement work would exceed 25% of the replacement value of the Building. Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, shall be Tenant's sole recourse in the event of such damage, although if Landlord has not, within sixty (60) days after the date of damage, given notice to Tenant of its intent to perform or not perform repairs, Tenant shall have the right to terminate the Lease by notice to Landlord. The abatement of Rent under this provision shall be based upon the ratio of the portion of the Premises damaged or otherwise rendered untenantable to the total rentable square footage of the Premises at the time of such casualty. Tenant acknowledges that this Article represents the entire agreement between the parties respecting damage to the Premises or Property.

                                   ARTICLE 11

                  INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

      Tenant shall maintain during the Term Commercial General Liability insurance, with limits of not less than $2,000,000 per occurrence for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof). Such insurance shall be primary and any insurance carried by Landlord or any other insured shall be excess and noncontributory. Tenant shall also maintain during the Term workers' compensation insurance as required by statute, employer's liability insurance in an amount of not less than $500,000 per occurrence, and primary, noncontributory, "all-risk" property damage insurance covering Tenant's personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts). Landlord shall, as part of Operating Expenses, maintain during the Term Commercial General Liability insurance, with limits of not less than $2,000,000 per occurrence for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof). Landlord shall also, as part of Operating Expanses, maintain during the Term workers' compensation insurance as required by statute, and primary, non-contributory, extended coverage or "all-risk" property damage insurance, in an amount equal to at least ninety percent (90%) of the full insurable replacement value of the Property (exclusive of the costs of excavation, foundations and footings, and such risks required to be covered by Tenant's insurance, and subject to reasonable deductible amounts), or such other amount necessary to prevent Landlord from being a co-insured, and such other coverage as Landlord shall deem appropriate or that may be required by any Holder (as defined in Article 25).

      Tenant shall provide Landlord with certificates, evidencing such coverage (and, with respect to liability coverage, showing Landlord and such other parties that Landlord shall designate from time to time as additional insureds) prior to the Commencement Date, which shall state that such insurance coverage may not be changed or canceled without at least twenty (20) days prior written notice to Landlord, and shall provide renewal certificates to Landlord at least twenty (20) days prior to expiration of such policies. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be "blanket polices," provided that payments made in connection with other properties covered by such blanket policies shall not diminish the insurance amounts required hereunder. All insurance required hereunder shall be provided by responsible insurers and Tenant's insurer shall have a rating of at least A- and IX in the then current edition of Best's Key Rating Insurance guide and shall otherwise be reasonably acceptable to Landlord. By this Article, Landlord and Tenant intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against such other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

                                   ARTICLE 12

                                  CONDEMNATION

      If the whole or any material part of the Premises or Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the reconstruction or remodeling of any material part of the Premises or such portion of the Property as would render the Premises no longer reasonably usable by Tenant, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than 180 days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises is permanently taken, or if access to the Premises is (other than on a temporary basis where alternative access to the Premises is still available to Tenant)materially impaired. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish the award available to Landlord or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.

                                   ARTICLE 13

                              RETURN OF POSSESSION

      At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in the condition required under Article 9, ordinary wear and tear and casualty damage (provided that, with respect to any casualty damage, Tenant provides Landlord with any insurance proceeds received by Tenant for such casualty not attributable to Tenant's furniture, fixtures, and equipment, plus an amount equal to Tenant's deductible under its insurance) excepted, and shall surrender all keys, any key cards, and any parking stickers or cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all trade fixtures, equipment, furnishings and personal property. All improvements, fixtures and other items in or upon the Premises (except trade fixtures, equipment, furnishings and personal property belonging to Tenant), whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, if prior to such termination or within ten (10) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items; provided, Landlord shall not require removal of customary office improvements installed pursuant to any separate agreement signed by both parties in connection with entering this Lease, or installed by Tenant with Landlord's written approval (except as expressly required by Landlord in connection with granting such approval). However, under no circumstances shall Landlord require Tenant to remove improvements installed in conjunction with the initial occupancy by Tenant of any portion of the Premises, provided that such improvements were installed in conformance, in all material respects, with the approved Plans (as defined in Exhibit B). If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

                                   ARTICLE 14

                                  HOLDING OVER

      Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% of the amount of Base Rent then applicable (or the highest amount permitted by Law, whichever shall be less), plus Tenant's Prorata Share of Taxes and Operating Expenses prorated on per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease. If such holdover, without consent, continues for more than fifteen (15) days, then Tenant shall also be obligated for the payment of (a) amounts payable by Landlord to third parties on account of such holdover by Tenant, and (b) direct damages sustained by Landlord on account of such holdover by Tenant. The foregoing provisions shall not serve as permission for Tenant to holdover, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 13). Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of the Lease, Landlord may serve notice advising Tenant of the amount of Rent and other terms required, should Tenant desire to enter a month-to-month tenancy (and if Tenant shall hold over more than one full calendar month after such notice, Tenant shall thereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord's notice, and except that Tenant shall not be entitled to any renewal or expansion rights contained in this Lease or any amendments hereto).

                                   ARTICLE 15

                                    NO WAIVER

      No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any item or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any Transfer.

                                   ARTICLE 16

                         ATTORNEYS' FEES AND JURY TRIAL

      In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury.

                                   ARTICLE 17

               PERSONAL PROPERTY TAXES, RENT TAXES AND OTHER TAXES

      Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises. Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein. To the extent that any Work in the Premises (beyond the initial improvements installed in conjunction with Tenant's occupancy) have a value materially greater than the tenant improvements installed by the average tenant in the Building, and if the taxing authorities separately assess such additional improvements, Tenant shall reimburse Landlord for the tax associated with such additional improvements.

                                   ARTICLE 18

                              REASONABLE APPROVALS

      Whenever Landlord's approval or consent is expressly required under this Lease (including Article 21) or any other agreement between the parties, Landlord shall not unreasonably withhold or delay such approval or consent (reasonableness shall be a condition to Landlord's enforcement of such consent or approval requirement, and not a covenant), except for matters affecting the structure, safety or security of the Property, or the appearance of the Property from any common or public areas.

                                   ARTICLE 19

               SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

      Subject to the provisions of a subordination, non-disturbance and attornment agreement in the form of Exhibit C attached hereto, to be entered into between Tenant and the Holder, this Lease is subject and subordinate to all Mortgages (as defined in Article 25) now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. If any foreclosure proceedings are initiated by any Holder or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Holder or any purchaser at foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment (provided such Holder or purchaser shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant does not default and fail to cure within the time permitted hereunder). However, in the event of attornment, no Holder shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Holder becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Holder, or
(iii) bound by any future modification of this Lease not consented to by such Holder under circumstances in which Landlord is required to obtain the consent of the Holder, but such consent has not been provided (with Tenant to be provided with notice of any such Holder refusal to grant consent when such consent is required). Any Holder (as defined in Article 25) may elect to make this Lease prior to the lien of its Mortgage, by written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. Tenant agrees to give any Holder by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the times permitted Landlord for cure under this Lease, any such Holder whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Holder's control, including time to obtain possession of the Property by power of sale or judicial action) subject to Tenant's right to exercise its remedies under Article 7, which Tenant may utilize whether or not Holder has obtained possession or control of the Property. Tenant shall execute such documentation as Landlord may reasonably request from time to time, in order to confirm the matters set forth in this
Article in recordable form.

                                   ARTICLE 20

                              ESTOPPEL CERTIFICATE

      Tenant shall from time to time, within twenty (20) days after written request from Landlord, execute, acknowledge and deliver a statement (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the ground therefor) and any dates to which the Rent has been paid in advance, and the amount of any Security Deposit, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) certifying such other matters as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Holders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein.

                                   ARTICLE 21

                            ASSIGNMENT AND SUBLETTING

      (A) TRANSFERS. Except as otherwise specifically provided herein, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons (as defined in Article 25) other than Tenant, its employees, its agents and invitees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than 30 nor more than 180 days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, and (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other reasonably required information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonable require. Any Transfer made without complying with this Article shall, be null, void and of no effect. Whether or not Landlord shall grant consent, Tenant shall pay $300.00 towards Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

      (B) APPROVAL. Landlord will not unreasonably withhold its consent (as provided in Article 18) to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property, or would be a significantly less prestigious occupant of the Property than Tenant, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for use in accordance with any applicable Law, (iv) the Transferee is either a government (or agency or instrumentality thereof) or an occupant of the Property, (v) the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, or (vi) Tenant has committed and failed to cure a Default at the time Tenant requests consent to the proposed Transfer.

      (C) TRANSFER PREMIUM. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the Transferee, and any customary brokerage commissions paid in connection with the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

      (D) RECAPTURE. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer, to indicate its intention to recapture the subject Space. Upon receipt of Landlord's notice indicating its intention to recapture the portion of the Premises subject to the proposed Transfer, Tenant may, upon delivery of notice to Landlord within five (5) business days thereafter, rescind its intention to proceed with the proposed Transfer. If Tenant does not so rescind, Landlord's recapture notice shall be deemed to cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If this Lease shall be cancelled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

      (E) TERMS OF CONSENT. If Landlord consents to a Transfer: (a) the terms and conditions of this Lease, including among other things, Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified, (b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (d) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (e) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty
(30) days after demand pay the deficiency, and if understated by more than 2%, Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to:
(i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default and fail to cure within the time permitted for cure under Article 23(A), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured.

      (F) CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve month period, or the dissolution of the partnership, and (b) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve month period: (i) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets. Notwithstanding any of the foregoing to the contrary, no Transfer shall be deemed to exist based upon: (i) Tenant's participation in a private placement or public offering of its securities (even if involving in excess of fifty percent (50%) of the voting shares of Tenant); or (ii) Tenant's providing an overall lien on its assets in conjunction with corporate financing, provided that same have no reasonable business purpose other than to circumvent Landlord's rights pursuant to this Article 21.

      (G) RELATED ENTITIES. Notwithstanding anything to the contrary in this
Article 21, Tenant may, upon not less than five (5) days prior written notice to Landlord, permit any corporations or other business entities which are controlled by, or under common control with Tenant, or a parent, subsidiary division or corporation controlled by or controlling Tenant, a successor corporation related to Tenant by merger or consolidation, or the purchaser of substantially all of Tenant's assets or stock (a "Related Entity") to sublet all or part of the Premises or receive an assignment of the Lease, provided that (i) Tenant shall not be in default under this Lease, (ii) prior to such subletting or assignment, as the case may be, Tenant furnishes Landlord with the name of any such Related Entity, together with a certification of Tenant, and such other proof as Landlord may reasonably request, that such subtenant or assignee, as the case may be, is a Related Entity of Tenant and continues to remain such during the Term. Landlord shall have the right, at any reasonable time, to examine such books and records of Tenant as may be necessary to establish that such sublessee or assignee, as the case may be, remains a Related Entity of Tenant. Such subletting or assignment shall not relieve Tenant of any of Tenant's liability or obligations under this Lease. For the purposes hereof, "control" shall mean the power to directly or indirectly direct or cause the direction of the management or policies of such corporation or entity.

                                   ARTICLE 22

                           RIGHTS RESERVED BY LANDLORD

      Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

      (A) To change the name or street address of the Property; install and maintain signs on the exterior and interior of the Property; retain at all times, and use in appropriate instances (subject to the limitations set forth in this Lease, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease; and have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service.

      (B) To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying cleaning service or other services to be provided Tenant hereunder, to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers, at reasonable hours, and if Tenant shall abandon the Premises at any time, or shall vacate the same during the last 3 months of the Term, to decorate, remodel, repair, or alter the Premises.

      (C) To limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

      (D) To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements, or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors so long as such work does not unreasonably materially and permanently interfere with Tenant's access to or use of the Premises.

      In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), (b) take reasonable steps to minimize any interference with Tenant's business, and (c) not show the Premises to prospective tenants other than during the last nine (9) months of the Term (or otherwise with Tenant's specific consent).

                                   ARTICLE 23

                               LANDLORD'S REMEDIES

      (A) DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant, which is not cured within any applicable time permitted for cure below, shall give rise to Landlord's remedies set forth in Paragraph (B), below: (i) failure by Tenant to make when due any payment of Rent, unless such failure is cured within ten (10) days after notice; (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by Tenant other than the payment of Rent, or as provided below, unless such failure is cured within thirty (30) days after notice, or such shorter period expressly provided elsewhere in this Lease (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (iii) failure by Tenant to comply with the Rules, unless such failure is cured within five (5) days after notice (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within period and thereafter reasonably seeks to cure such failure to completion); (iv) the failure to take possession of the Premises within sixty (60) days after the Commencement Date; (v) (a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days,
(c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (f) Tenant's or any Guarantor's insolvency or admission of an inability to pay its debts as they mature; or (vi) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer under Article 21. Failure to comply with the same term or condition of this Lease, which failure is either monetary in nature or a material term or condition of this Lease, on four (4) occasions during any twelve (12) month period shall cause any failure to comply with such term or condition during the succeeding twelve month period, at Landlord's option, to constitute an incurable Default, if Landlord has given Tenant notice of each such failure within ten
(10) days after each such
failure occurs. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

      (B) REMEDIES. If a Default occurs and is not cured within any applicable time permitted under Paragraph (A), Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or, other provisions of this Lease:

            (i) Landlord may terminate this Lease, repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover as damages a lump sum of money equal to: (a) any unpaid Rent as of the termination date including interest at the Default Rate calculated from the date each item of unpaid Rent was first payable hereunder (as defined in Article 25), plus (b) any unpaid Rent which would have accrued after the termination date, less such loss of Rent the Tenant proves could have been reasonably avoided, discounted to present value at an assumed interest rate equal to six percent (6%) per annum. Landlord shall also be entitled to recover all Costs of Reletting (as defined in Paragraph F). For purposes of computing the amount of Rent herein that would have accrued after the time of award, Tenant's Prorata Share of Taxes and Operating Expenses shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award.

            (ii) If applicable Law permits, Landlord may terminate Tenant's right of possession and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease (and if such Law permits, and Landlord shall not have expressly terminated the Lease in writing, any termination shall be deemed a termination of Tenant's right of possession only). In such event, Landlord may recover: (a) any unpaid Rent as of the date possession is terminated, including interest at the Default Rate, (b) any unpaid Rent which accrues during the Term from the date possession is terminated through the time of award (or which may have accrued from the time of any earlier award obtained by Landlord through the time of award), including interest at the Default Rate calculated from the date each item of unpaid Rent was first payable hereunder, less any Net Re-Letting Proceeds (as defined in Paragraph F) received by Landlord during such period. Landlord shall also be entitled to recover all Costs of Reletting (as defined in Paragraph F). Landlord may bring suits for such amounts or portions thereof, at any time or times as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment.

      (C) MITIGATION OF DAMAGES. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall use reasonable efforts to mitigate Landlord's damages, and Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate, and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease (subject to Article 21).

      (D) SPECIFIC PERFORMANCE, COLLECTION OF RENT AND ACCELERATION. Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraph (B), above or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law: (i) to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, and
ii) to sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant not cured within any applicable time for cure hereunder, Landlord may terminate this Lease or Tenant's right to possession in accordance with Paragraphs (B)(i) and (ii) above.

      (E) LATE CHARGES AND INTEREST. Tenant shall pay, additional Rent, a service charge of Two Hundred Dollars ($200.00) for bookkeeping and administrative expenses, if Rent is not received within ten (10) days after its due date. In addition, any Rent paid more than five (5) days after due shall accrue interest from the due date at the Default Rate (as defined in Article
25), until payment is received by Landlord. Such service charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

      (F) CERTAIN DEFINITIONS. "Net Re-Letting Proceeds" shall mean the total amount of rent and other consideration paid by any Replacement Tenants, less all Costs of Re-Letting, during a given period of time. "Costs of Re-Letting" shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, reasonable attorneys' fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with Replacement Tenants, and costs of collecting rent from Replacement Tenants. "Replacement Tenants" shall mean any Persons (as defined in Article 25) to whom Landlord relets the Premises or any portion thereof pursuant to this Article. The amount of `Net Re-Letting Proceeds' shall be increased by any amounts that Tenant reasonably demonstrates would have been received by Landlord with regard to the Premises, but which Landlord has not received due to its negligent actions.

      (G) OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release

Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Law, all rent and other consideration paid by any Replacement Tenants shall be applied: first, to the Costs of Re-Letting, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue, after full discharge of Tenant's obligations, to be retained by Landlord). Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Default by Tenant hereunder not cured within the times permitted hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.

                                   ARTICLE 24

                            LANDLORD'S RIGHT TO CURE

      If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter diligently and continuously pursues such cure to completion. The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons not under the control of Landlord, and other causes beyond Landlord's reasonable control. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right to withhold, set-off, or abate Rent based solely upon Landlord's failure to cure.

                                   ARTICLE 25

                     CAPTIONS, DEFINITIONS AND SEVERABILITY

      The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other Person, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such Person.

      (A) "Building" shall mean the structure identified in Article I of this Lease.

      (B) Intentionally omitted.

      (C) "Default Rate" shall mean twelve percent (12%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

      (D) "Holder" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

      (E) "Holidays" shall mean all federally observed holidays, including New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other holidays as are from time to time determined by Landlord to be generally applicable to the Property, consistent with other similarly situated office buildings in downtown Minneapolis.

      (F) "Landlord" and "Tenant" shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

      (G) "Law" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Property is located, and decisions of federal courts applying the Laws of such State.

      (H) "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

      (I) "Operating Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature which Landlord shall pay during any calendar year any portion of which occurs during the Term, because of or in connection with the ownership, management, repair, maintenance, restoration and operation of the Property, including without limitation, any amounts paid for:
(a) utilities for the Property, including but not limited to electricity, power, gas, steam, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate, manage and lease the Property, (c) insurance applicable to the Property, not limited to the amount of coverage Landlord is required to provide under this Lease, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property, (e) accounting, legal, inspection, consulting, concierge and other services, (f) any equipment rental (or installment equipment purchase or equipment financing agreements), or management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts), (g) wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons engaged in the operation, maintenance or security of the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, (h) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development, and
(i) operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components), janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways, re-paving and re-striping parking facilities, and roof repairs. If the Property is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of variable Operating Expenses (i.e., those items which vary according to occupancy levels) that would have been paid had the Property been fully occupied, and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such year. Notwithstanding the foregoing, Operating Expenses shall not, however, include:

            (i) depreciation, interest and amortization on Mortgages, and other debt costs or ground lease payments, if any; legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to and paid directly by, any tenant; any costs expressly excluded from Operating Expenses elsewhere in this Lease; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received);

            (ii) capital expenditures, except those: (a) made primarily to reduce Operating Expenses, or to comply with any Laws or other governmental requirements, or (b) for replacements (as opposed to additions or new improvements) of non-structural items located in the common areas of the Property required to keep such areas in good condition; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of: (i) their useful lives, or (ii) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures, and

            (iii) the cost of marketing tenant spaces, costs incurred by
                  Landlord in preparing rentable space for occupancy, payments of principal, penalties, fees or other charges (as well as interest) on any mortgages or other encumbrances on the Property or rent under any ground lease, wages, salaries or other compensation paid to any executive employee of Landlord or the property manager ranking above the on-site property manager, any cost or expense representing an amount paid for products or services to a person or entity related to or affiliated with Landlord which is in excess of the fair market value of such services and products, all costs resulting from the delivery to other tenants of the Building of services substantially greater in quantity or higher in quality than those delivered to Tenant, any bad debt expense or bad debt reserve or costs of correcting defects in the initial design or construction of the Building. The management fee payable shall not exceed 3% of the Building's gross rentals. Any refunds or rebates on account of insurance paid during the Term, for which Tenant paid Team's Prorata Share for same, shall be credited to Tenant's obligation for the payment of Operating Expenses, notwithstanding the time limits set forth in Article 3(F).

      (J) "Person" shall mean an individual, trust, partnership, joint venture, association, corporation, and any other entity.

      (K) "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment (as defined in Article 25), fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property there above, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant. If the Building shall be part of a complex, development or group of buildings or structures collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord's managing agent, the Property shall, at Landlord's option also be deemed to include such other of those buildings or structures as Landlord shall from time to time designate, and shall initially include such buildings and structures (and related facilities and parcels on which the same are located) as Landlord shall have incorporated by reference to the total square footage of the Property in Article 1. However, no inclusion of other such buildings and structures (and related facilities and parcels on which the same are located) within the definition of Property (and the allocation of the costs of such other properties hereunder) shall increase the amount payable by Tenant hereunder for Taxes or Operating Expenses.

      (L) "Rent" shall have the meaning specified therefor in Article 3(G).

      (M) "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

      (N) "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (unless required to be paid by Tenant under Article 17), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Property which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing and operation of the Property. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Property). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term "Taxes," except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds shall be deducted from Taxes in the year they are received by Landlord, but if such refund shall relate to taxes paid in a prior year of the Term, and the Lease shall have expired, Landlord shall mail Tenant's Prorata Share of such net refund (after deducting expenses and reasonable attorneys' fees), to Tenant's last known address. If Taxes to which such refund applied for any period during the Term or any extension thereof, shall be increased after payment thereof by Landlord, for any reason including without limitation or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Prorata Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under currant law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill. Tenant's contribution to expenses and reasonable attorneys' fees associated with a contest as to the Taxes shall be equal to Tenant's Prorata Share applied to the total of such expenses and fees.

      (O) "Tenant's Prorata Share" of Taxes and Operating Expenses shall be the rentable area of the Premises divided by the rentable area of the Property, excluding any parking facilities. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the "rentable area of the Property" shall include all rentable area of all space leased or available for lease at the Property, which Landlord may reasonably re-determine from time to time, to reflect re-configurations, additions or modifications to the Property. If the Property or any development of which it is a part, shall contain non-office uses, Landlord shall have the right to determine in accordance with sound accounting and management principles, Tenant's Prorata Share of Taxes and Operating Expenses for only the office portion of the Property or of such development, in which event, Tenant's Prorata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such office portion. Similarly, if the Property shall contain tenants who do not participate in all or certain categories of Taxes or Operating Expenses on a prorata basis, Landlord may exclude the amount of Taxes or Operating Expenses, or such categories of the same, as the case may be, attributable to such tenants, and exclude the rentable area of their premises, in computing Tenant's Prorata Share so long as such adjustments do not increase the amount of Taxes or Operating Expenses otherwise payable by Tenant hereunder had such tenants participated in all or certain categories of Taxes or Operating Expenses on a prorata basis. If the Property shall be part of or shall include a complex, development or group of buildings or structures collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord's managing agent, Landlord may allocate Taxes and Operating Expenses within such complex, development or group, and between such buildings and structures and the parcels on which they are located, in accordance with sound generally acceptable accounting and management principles. In the alternative, Landlord shall have the right to determine, in accordance with sound accounting and management principles, Tenant's Prorata Share of Taxes and Operating Expenses based upon the totals of each of the same for all such buildings and structures, the land constituting parcels on which the same are located, and all related facilities, including common areas and easements, corridors, lobbies, sidewalks, elevators, loading areas, parking facilities and driveways and other appurtenances and public areas, in which event Tenant's Prorata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of all such buildings. To the extent that the rentable square footage of the Premises changes during any calendar year (or other period during which the allocation of Taxes and Operating Expenses to tenants of the Building occurs), adjustments shall be made to Tenant's Prorata Share to properly account for the allocation of Taxes and Operating Expenses based upon the rentable area of the Premises prior to such change and the rentable area of the Premises thereafter.

                                   ARTICLE 26

                      CONVEYANCE BY LANDLORD AND LIABILITY

      In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, including the return of any Security Deposit, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises, shall be limited to the interest of Landlord in the Property (and the rental proceeds thereof). Tenant agrees to look solely to Landlord's interest in the Property (and the rental proceeds thereof) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Article shall apply equally and inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding the foregoing to the contrary, Landlord shall have personal liability for insured claims, beyond Landlord's interest in the Property (and rental proceeds thereof), to the extent of Landlord's liability insurance coverage available for such claims.

                                   ARTICLE 27

                                 INDEMNIFICATION

      Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and reasonable attorneys' fees arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the Premises, or caused by or in connection with any violation of this Lease or use of the Premises or Property by, or any other act or omission of, Tenant, any other occupant of the Premises, or any of their respective agents, employees, contractors or business invitees. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in Article 8, the installation, maintenance, use or removal of any "Lines" located in or serving the Premises as described in Article 29, and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in Article 30 (whether or not any of such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the intentional or negligent acts of Landlord or Landlord's agents or employees. Notwithstanding any of the foregoing to the contrary, Tenant shall not in any way be required to indemnify or hold Landlord harmless against any damage or injury resulting from any material breach by Landlord of its obligations under this Lease, or resulting from the negligence or willful misconduct of Landlord, or its agents, servants, contractors or employees. Landlord shall defend, indemnify and hold Tenant harmless from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and reasonable attorneys' fees, arising in any way out of the negligence or intentional acts of Landlord, its agents, servants or employees, or from Landlord's violation of laws, ordinances, or governmental orders of any kind or resulting from Landlord's breach of the Lease, which breach is not cured within the applicable time period provided in the Lease.

                                   ARTICLE 28

               SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

      The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 11. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by law. Landlord will permit the installation by Tenant of additional card key readers to provide access to the Premises from the elevator lobbies or common corridors and in the Building fire stairs, which readers may be connected to the Building card key access system. Tenant shall pay the costs of supplying, installing, maintaining and connecting such readers to the Building system, but no other charges shall be imposed upon Tenant with regard to the operation of that system. The Building will provide a reasonable number of access cards with programming free upon occupancy. Additional cards or changes will be implemented based upon the following costs:

      (i)   $6.00 to program or delete an existing card;

      (ii)  $16.00 for unreturned "lost" cards;

      (iii) $6.00 to provide and program a new card; or

      (iv)  $22.00 for a replacement card and reprogramming.

                                   ARTICLE 29

                        COMMUNICATIONS AND COMPUTER LINES

      Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the "Lines") at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of
Article 8, (b) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Property, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

      Landlord may (but shall not have the obligation to): (i) install new Lines at the Property (ii) create additional space for Lines at the Property, and
(iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs directly and solely attributable to Tenant, or may include those costs and all other costs in Operating Expenses under Article 25 (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the period of time prescribed by Article 25. Where used in this Lease, the term "reasonable finance charges" shall mean Landlord's approximate cost of funds at the applicable time, not to exceed twelve percent (12%) per annum.

      Notwithstanding anything to the contrary contained in Article 13, Landlord reserves the right to require that Tenant remove any or all Lines installed by Tenant, or its contractors or agents, within or serving the Premises upon termination of this Lease, provided Landlord notifies Tenant prior to or within thirty (30) days following such termination. Any Lines not required to be removed pursuant to this Article shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Article, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any so some Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems. However, Landlord shall be required to use commercially reasonable efforts to resolve any Line Problems promptly upon notification from Tenant. Further, to the extent that Tenant's plans and specifications provided pursuant to the Work Agreement attached as Exhibit B specify the installation of Lines, Landlord's approval of such plans and specifications shall also be deemed an approval of the installation of the identified Lines.

                                   ARTICLE 30

                               HAZARDOUS MATERIALS

      Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Property, nor permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under
Article 6), provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged on the Property, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require,
(c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

      Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

         If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 10 to the extent that the Premises or common areas necessary for access to or use of the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 10.

                                   ARTICLE 31

                                  MISCELLANEOUS

      (A) Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 21 respecting Transfers.

      (B) At the request of either party, Landlord and Tenant shall execute a memorandum of lease which may be recorded by either party.

      (C) This Lease shall be construed in accordance with the Laws of the state in which the Property is located.

      (D) All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

      (E) Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and, subject to all other terms and provisions of this Lease, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any Person and Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term.

      (F) This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view or cityscape visible from the Premises.

      (G) If the Commencement Date is delayed in accordance with Article 4 for more than three (3) months , Landlord may declare this Lease null and void, and if the Commencement Date is so delayed for more than six (6) months, this Lease shall thereupon become null and void without further action by either party.

                                   ARTICLE 32

                                      OFFER

      The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of 30 days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties). During such period and in reliance on the foregoing Landlord may, at Landlord's option (and shall, if required by applicable Law), deposit any security deposit and Rent, and proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant. However, if Landlord has not executed this Lease within fifteen (15) business days after its submittal, executed by Tenant, or such longer period (not to exceed thirty [30] days) as may be required solely to obtain the consent of Landlord's lender, Tenant shall have the right to rescind its execution of the Lease.

                                   ARTICLE 33

                                     NOTICES

      Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the address first set forth in the Lease, until the Commencement Date, and thereafter to Tenant at the Premises, Attention: Chief Financial Officer, and if to Landlord, at the address at which the last payment of Rent was required to be made and to JMB Realty Corporation at 900 North Michigan Avenue, Chicago, Illinois 60611, Attn: Legal Department and Kennedy-Wilson Properties, 900 North Michigan Avenue, Suite 1400, Chicago, Illinois 60611, Attn: Property Management Department, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

                                   ARTICLE 34

                               REAL ESTATE BROKERS

      Tenant represents that Tenant has dealt only with CB Richard Ellis (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker, agent or finder in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease.

                                   ARTICLE 35

                                SECURITY DEPOSIT

         In lieu of a cash security deposit, Tenant shall furnish Landlord a security deposit in the form of an Irrevocable Letter of Credit (the "LC") for the benefit of Landlord in an amount equal to $1,000,000 (the "Security Deposit"), upon Tenant's execution and submission of this Lease. The LC shall be issued by national bank reasonably satisfactory to Landlord, with a branch office in Minneapolis. The LC shall provide that Landlord may draw on the LC solely by furnishing a sight draft in the amount demanded together with a statement certified by Landlord that Landlord is entitled to draw upon the LC in the amount being demanded. The Security Deposit in the form of the LC shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. In the event that Tenant is in Default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, or on account of Tenant's failure to renew an expiring LC as set forth below, Landlord may draw upon the LC, in whole or in part, and use or apply the whole or any part of the proceeds thereof for the payment of Tenant's obligations hereunder. The use or application of the proceeds of the LC or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damage.

      In the event the LC is drawn upon by Landlord, or the Security Deposit is otherwise reduced by such use or application, Tenant shall cause the LC to be increased back to the full amount provided for herein within ten (10) days after Landlord's written request for same. Landlord shall not be required to keep the proceeds of the LC separate from Landlord's general funds or pay interest thereon. To the extent Landlord draws upon an LC and any proceeds from such LC have not been applied against any sums due from Tenant under this Lease, then, upon delivery of a replacement LC to Landlord, Landlord shall promptly return such proceeds to Tenant. The LC, to the extent not drawn upon, shall be returned to Tenant within one sixty (60) days after Tenant has vacated the Premises in accordance with Article 13.

      The initial LC shall be valid through at least until the first anniversary of the Commencement Date, and if the LC has an expiration date, Tenant shall cause the LC to be renewed no later than sixty (60) days prior to its expiration date. Any renewal shall be for at least a 12-month period. If Tenant fails to renew an expiring LC (and furnish Landlord the renewal document) at least sixty
(60) days prior to the expiration of an LC, Landlord shall provide notice to Tenant of such failure and its intent to draw upon the expiring LC. If Tenant fails to renew such expiring LC within ten (10) days after Landlord's notice to Tenant, Landlord shall be entitled to draw upon the LC in the full amount of the LC, in which event Landlord shall retain said money as a cash security deposit. Notwithstanding the foregoing, provided there is no Default under the Lease, on the first anniversary of the Commencement Date, Tenant shall be entitled to replace the LC with a LC in an amount equal to $750,000 but otherwise in compliance with the terms of this Article 35, and on the second anniversary of the Commencement Date, Tenant shall be entitled to replace the LC with a LC in an amount equal to $100,000 but otherwise in compliance with the terms of this
Article 35.

                                   ARTICLE 36

                              OPTION TO EXTEND TERM

      Tenant is hereby granted one (1) option to extend the Term for an additional period of sixty (60) consecutive calendar months (the "Extension Period"), on the same terms and conditions in effect under the Lease immediately prior to the Extension Period, except that the monthly Base Rent during the Extension Period shall be equal to ninety percent (90%) of the Prevailing Rental Rate (as defined below), and Tenant shall have no additional options to extend the Term. The option to extend may be exercised only by giving Landlord written notice (the "Extension Notice") thereof no later than fifteen (15) months prior to the commencement of the Extension Period. Said exercise shall, at Landlord's election, be null and void if Tenant has received written notice that it is in default of a material term under this Lease and such default remains uncured (i) with respect to a monetary default, at the date of the Extension Notice, or (ii) with respect to any default, at the commencement of the Extension Period.

      "Prevailing Rental Rate" means the average net rent per rentable square foot for lease renewals for periods approximately as long as the period in question, executed by tenants for similar uses and lengths of time for comparable space in similar multi-story buildings in the vicinity of the Building during the twelve (12) months immediately prior to the date upon which such Prevailing Rental Rate is to become effective, where such renewal rates were not set by the terms of such leases, subject to reasonable adjustments for comparable space on more or less desirable floors or areas of the property in question. In all cases, such rates shall take into consideration the location, quality and age of the building, floor level, extent (or lack) of leasehold improvements, rental abatements, lease takeovers/assumptions, moving expenses and other concessions for the benefit of the applicable tenant, term of the lease, distinction between "gross" and "net" leases, base year or amount allowed by the landlord for payment of building operating expenses (expense stop), the rentable area of the applicable space, and the time the particular rental rate under consideration became or is to become effective, or any other relevant term or condition, the intent of the parties being that the comparable net rental rates shall reflect the net return to the landlord on the applicable spaces after the deduction of all inducements provided in conjunction with the applicable lease.

      Landlord shall deliver to Tenant written notice of Landlord's determination of the Prevailing Rental Rate within thirty (30) days after receipt of the Extension Notice. Tenant shall then have thirty (30) days to provide Landlord with unconditional and irrevocable written notice indicating that Tenant either (i) accepts Landlord's determination of the Prevailing Rental Rate, (ii) rescinds its right to extend the term, in which event this Article shall be of no further force and effect, or (iii) exercises its right to contest Landlord's determination of the Prevailing Rental Rate. In the event that Tenant elects to proceed pursuant to clause (i) or (iii) above, the parties shall execute an amendment to the Lease, setting forth the Prevailing Rental Rate, but an otherwise valid exercise of the option to extend the term contained herein shall be fully effective, whether or not such confirmatory documentation is executed.

      If Tenant contests Landlord's determination of the Prevailing Rental Rate, the Prevailing Rental Rate shall be determined by arbitration, in accordance with the procedure set forth in Exhibit D attached hereto. Such determination shall be final and binding upon the parties. In recognition that the Prevailing Rental may not be determined until after the commencement of the Extension Period, Tenant shall pay, during the Extension Period until the Prevailing Rental Rate is determined, 100% of the amount of Rate then in effect (including Base Rent, and all other charges). If ninety percent (90%) of the Prevailing Rental Rate is determined to be greater than such amount, Tenant shall pay Landlord, within thirty

(30) days after written request therefor, the difference between the amount required by such determination of the Prevailing Rental Rate, and the amount of Rent theretofor paid by Tenant during the Extension Period. If ninety percent (90%) of the Prevailing Rental Rate is determined to be less than such amount, Tenant shall be entitled to a credit against the next accruing payments of Rent due under this Lease equal to the difference between the amount required by such determination of the Prevailing Rental Rate, and the amount of Rent theretofor paid by Tenant during the Extension Period.

      If Tenant shall fail to exercise the option herein provided, said option shall terminate, and shall be null and void and of no further force and effect. Tenant's exercise of said option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the option herein provided, or if Tenant shall have subleased or assigned all or any portion of the Premises, then immediately upon such termination, sublease or assignment, the option herein granted to extend the Term, shall simultaneously terminate and become null and void. Such option is personal to Tenant. Under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Lease, (other than a Related Entity) or a subtenant under a sublease of the Premises, have any right to exercise the option to extend granted herein. Time is of the essence of this provision.

                                   ARTICLE 37

                                OPTION TO EXPAND

      Subject to the terms of this option (the "Expansion Option"), Tenant shall have a one time right to lease the entire (but not a portion of) the eighteenth floor of the Building (the "18th Floor Space") in an "as is" condition, on the same terms and provisions then in effect under the Lease, except that (a) the rentable square footage of the 18th Floor Space shall be added to the rentable square footage of the Premises for the purposes of calculating Base Rate and Tenant's Prorata Share as of the Expansion Commencement Date (as defined below), and (b) Landlord shall reimburse Tenant for the cost of tenant improvements installed in the 18th Floor Space and the 17th Floor Space (as defined in Article 38) by Tenant, and the cost of related space planning, moving and consulting fees, up to an amount equal to the sum of $25.00 per square foot of rentable area of the 18th Floor Space multiplied by a fraction, the numerator of which shall be the number of full calendar months remaining in the Term as of the date Tenant takes possession of the 18th Floor Space for the purpose of occupying the same, up to a maximum of 60 and the denominator of which shall be
60. Such reimbursement shall be subject to the terms of a work agreement to be executed by Landlord and Tenant, which work agreement shall be similar in all material respects to the Work Agreement attached hereto as Exhibit B. This Expansion Option may be exercised only by giving Landlord irrevocable and unconditional written notice (the "Expansion Notice") thereof no later than October 1, 2001. The Expansion Notice shall specify the date on which Tenant desires to take possession of the 18th Floor Space, which date shall be no earlier than June 1, 2002 and no later than November 1, 2002. Landlord shall deliver the 18th Floor Space to Tenant no later than the date specified in the Expansion Notice, provided, however, that if no such date is specified in the Expansion Notice, or the date specified does not meet the criteria set forth above, then Landlord shall deliver possession of the 18th Floor Space to Tenant on the date Landlord reasonably determines based on the information contained in the Expansion Notice, which date shall be binding upon Tenant. If the 18th Floor Space is not occupied by a third party tenant at the time of the Expansion Notice (or thereafter prior to the Expansion Commencement Date), Landlord shall make the 18th Floor Space available for Tenant's performance of leasehold improvement work (without the imposition of Rent, unless Tenant opens for business in the Expansion Space prior to the Expansion Space Commencement Date, in which event Tenant's obligation to pay Rent for the Expansion Space shall commence as of the date it opens for business in the Expansion Space), subject to the condition that Tenant's inability to complete such work prior to the Expansion Commencement Date shall not delay that date.

      The Lease as to the 18th Floor Space shall commence on the later of the date Landlord delivers possession of the 18th Floor Space to Tenant, or the date specified by Tenant in the Expansion Notice (the "Expansion Commencement Date"), and shall continue for the duration of the Term of the Lease. The 18th Floor Space shall be added to the Premises as of the Expansion Commencement Date. After Tenant validly exercises the expansion right provided herein, the parties shall execute an amendment to the Lease, adding the 18th Floor Space, or a new lease for the 18th Floor Space, or such other documentation as Landlord shall require, promptly after Landlord shall prepare the same, in order to confirm the leasing of such 18th Floor Space to Tenant, but an otherwise valid exercise of the expansion rights contained herein shall be fully effective, whether or not such confirmatory documentation is executed. The provisions set forth above as to calculation of Landlord reimbursement of Tenant expenses shall take into account (in determining any pro-ration) the Extension Period if Tenant has exercised its rights under Article 36 at the time any such allowance or reimbursement is to be paid. The amount to be paid or reimbursed shall equal the sum of $25.00 per rentable square foot (subject to pro-ration) even if Tenant does not expend that full sum on the 18th Floor Space, it being the intention of the parties that allowances or reimbursement amounts provided by Landlord with regard to the 18th Floor Space or the 17th Floor Space shall be made available to pay or reimburse costs incurred by Tenant with regard to the improvement of any portion of the 18th Floor Space and the 17th Floor Space or design, consulting, moving, cabling, or other costs applicable thereto. Landlord shall have no obligation to disburse such allowance or reimbursement funds until Tenant has executed a binding amendment to the Lease committing to occupancy of the applicable space, but otherwise such amounts shall be disbursed within thirty (30) days of application by Tenant with supporting documentation indicating the incurring of costs reimbursable under the Lease. To the extent that Tenant does not fully expend all of the amounts to be provided by Landlord hereunder, the excess (up to a maximum of $2.00 per rentable square foot) shall be applied to the next accruing payments of Rent payable under the Lease.

      In addition, notwithstanding the fact that the Expansion Commencement Date shall be the date of delivery of the 18th Floor Space to Tenant, Tenant shall first be obligated for the payment of Rent on the 18th Floor Space on the earlier of: (i) November 1, 2002; or (ii) Tenant's first business use of any material portion of the 18th Floor Space. For purposes of this provision `business use' shall mean the conduct of business operations in the 18th Floor Space (other than construction, equipment, installation, and the moving and affixing of fixtures, furnishings and equipment).

      If Tenant shall fail to exercise the Expansion Option by delivery of the Expansion Notice on or before October 1, 2001, the Expansion Option stall be deemed to have lapsed and expired, and shall be of no further force or effect. Landlord may thereafter freely lease all or a portion of the 18th Floor Space to any other party, at any time, on any terms, in Landlord's sole discretion.

      Tenant's exercise of such expansion right shall not operate to cure any Default by Tenant of any of the terms and provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such Default. The Expansion Option shall, at Landlord's election, be null and void, if Tenant has received written notice that it is in default of a material term under this Lease and such default remains uncured (i) with respect to a monetary default, at the date of the Expansion Notice, or (ii) with respect to any default, on the Expansion Commencement Date. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Expansion Option, or, if Tenant shall have subleased or assigned all or any portion of the Premises, then immediately upon such termination, sublease or assignment, the Expansion Option shall simultaneously terminate and become null and void. Such right is personal to Tenant (and any Related Entity that is an assignee or sublessee of substantially all of the Premises). Tenant agrees that time is of the essence of this provision.

                                   ARTICLE 38

                              RIGHT OF FIRST OFFER

      During the initial Term of the Lease, Tenant shall have a right of first opportunity to lease any portion of the seventeenth (17th) floor of the Building (the "17th Floor Space"), prior to such portion of the 17th Floor Space being offered to a third party, when the same becomes legally available to lease, in an "as is" condition, on the same terms and provisions then in effect under the Lease, except that (a) if the Lease with respect to the 17th Floor Space commences on or before October 31, 2003, the monthly Base Rent for the 17th Floor Space shall be the amount of monthly Base Rent then in effect on a per rentable square foot basis under the Lease, and (b) if the Lease with respect to the 17th Floor Space commences after October 31, 2003, the monthly Base Rent for the 17th Floor Space shall be equal to Landlord's determination of the Prevailing Rental Rate. If Tenant elects to lease any portion of the 17th Floor Space pursuant to this Article 38, Landlord shall reimburse Tenant for the cost of tenant improvements installed in the 17th Floor Space and the 18th Floor Space by Tenant, and the cost of related space planning, moving and consulting fees, up to an amount equal to the sum of $25.00 per square foot of rentable area of such portion of the 17th Floor Space taken by Tenant multiplied by a fraction, the numerator of which shall be the number of full calendar months remaining in the Term up to a maximum of 60 as of the date Tenant takes possession of such portion of the 17th Floor Space for the purpose of occupying the same, and the denominator of which shall be 60. Such reimbursement shall be subject to the terms of a work agreement to be executed by Landlord and Tenant, which work agreement shall be similar in all material respects to the Work Agreement attached hereto as Exhibit B. After Tenant validly exercises the expansion right provided herein, the parties shall execute an amendment to the Lease, adding the 17th Floor Space, or a new lease for the 17th Floor Space, or such other documentation as Landlord shall require, promptly after Landlord shall prepare the same, in order to confirm the leasing of such 17th Floor Space to Tenant, but an otherwise valid exercise of the expansion rights contained herein shall be fully effective, whether or not such confirmatory documentation is executed. If Landlord determines that a new lease should be executed for the 17th Floor Space (or the 18th Floor Space), the new lease shall be consistent in all material respects with this Lease.

      Landlord shall notify Tenant in writing within thirty (30) days after any portion of the 17th Floor Space becomes legally available to lease, or at Landlord's option, such earlier time as Landlord shall be in a position to project when such portion of the 17th Floor Space will be legally available to lease, advising Tenant of such projected date. Tenant shall then have ten (10) business days in which to provide Landlord with unconditional and irrevocable written notice exercising Tenant's right to lease such portion of the 17th Floor Space on the terms described above. If Tenant exercises the right to lease such portion of the 17th Floor Space, said lease shall commence the later of thirty
(30) days after Tenant's notice exercising the right, or the date such portion of the 17th Floor Space is available for occupancy, and shall continue for the duration of the Term of the Lease. The right to lease any portion of the 17th Floor Space shall, at Landlord's election, be null and void if Tenant has received written notice that it is in default of a material term under the Lease and such default remains uncured (i) with respect to a monetary default, at the date Tenant provides Landlord notice of its intent to lease the 17th Floor Space, or (ii) with respect to any default, at the commencement of the term for the 17th Floor Space.

      If Tenant shall fail to exercise such expansion right as to any portion of the 17th Floor Space, after notice by Landlord of the availability of such space, as provided herein, such right as to such portion of the 17th Floor Space shall be deemed to have lapsed and expired, and shall be of no further force or effect. Landlord may thereafter freely lease such portion of the 17th Floor Space to any other party, at any time, on any terms, in Landlord's sole discretion.

      If Tenant shall exercise the expansion right granted herein, Landlord does not guarantee that any portion of the 17th Floor Space will be available on the commencement date for the lease thereof, if the then existing occupants of such portion of the 17th Floor Space shall hold-over, or for any other reason despite Landlord's commercially reasonable efforts. In such event, Rent with respect to such portion of the 17th Floor Space shall be abated until Landlord legally delivers the same to Tenant, as Tenant's sole recourse. Tenant's exercise of such expansion right shall not operate to cure any Default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such Default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the right herein provided, or if Tenant shall have subleased or assigned all or any portion of the Promises, then immediately upon such termination, sublease or assignment, the expansion right herein granted shall simultaneously terminate and become null and void. Such right is personal to Tenant. Under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Lease (other than a Related Entity that is an assignee or sublessee of substantially all of the Premises), or a subtenant under a sublease of the Premises, have any right to exercise the expansion right granted herein. Time is of the essence of this provision. Landlord shall not permit any existing tenants of the 17th Floor Space to extend their lease terms or grant any new lease or occupancy rights as to the 17th Floor Space unless and until Tenant shall have failed to exercise its right of first offer under this Article 38.

                                   ARTICLE 39

                                     PARKING

      (A) During the Term, Landlord hereby grants to Tenant and persons designated by Tenant a license to use one (1) unreserved parking space in the Property's garage (the "Garage") for Tenant's employees for each 3,600 square feet of the Premises (the "Primary Spaces"). In addition, Landlord hereby grants to Tenant and persons designated by Tenant a license to use up to thirty five
(35)) additional unreserved parking spaces in the Garage for Tenant's employees from 6:00 p.m. to 6:00 a.m., and all day on Saturdays and Sundays (the "After Hour Spaces"). Tenant shall pay Landlord the monthly charges established from time to time by Landlord for parking in the Garage, payable in advance, with Tenant's payment of monthly Base Rent. The initial charge for the Primary Spaces is $250.00 per space per month and the initial charge for the After Hour Spaces is $35.00 per space per month. No deductions from the monthly charge shall be made for days on which the Garage is not used by Tenant. The charges for the Primary Spaces shall be based upon the charges typically imposed upon tenants of the Building utilizing such spaces during the business day, but the charges for the After Hour Spaces shall be fixed at $35.00 per space per month during the initial Term and subject to an increase based on the consumer price index thereafter.

      (B) Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Garage. Landlord reserves the right to adopt, modify and enforce reasonable Rules governing the use of the Garage from time to time, including any key-card, sticker or other identification or entrance system, and hours of operation. The rules set forth in this Article 39 are currently in effect. Landlord may refuse to permit any person who violates such rules to park in the Garage, and any violation of the rules shall subject the car to removal from the Garage.

      (C) The parking spaces hereunder shall be provided on an unreserved "first-come, first served" basis. Tenant acknowledges that Landlord has or may arrange for the Garage to be operated by an independent contractor, not affiliated with Landlord. In such event, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable, although Landlord shall use its commercially reasonable efforts to insure that Tenant has the full benefit of the parking rights granted hereunder. Except for intentional acts or negligence, Landlord shall have no liability whatsoever for any damage to property or any other items located in the Garage, nor for any personal injuries or death arising out of any matter relating to the Garage, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Garage. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved spaces. Landlord also reserves the right to close all or any portion of the Garage in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Garage, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord's reasonable control. In such event, Landlord shall refund any prepaid parking rent hereunder, prorated on a per diem basis. If, for any other reason, Tenant or persons properly designated by Tenant, shall be denied access to the Garage, and Tenant or such persons shall have complied with this Article 39 and this
Article 39 shall be in effect, Landlord's liability shall be limited to such parking charges (excluding tickets for parking violations) incurred by Tenant or such persons in utilizing alternative parking, which amount Landlord shall pay upon presentation of documentation supporting Tenant's claims in connection therewith.

      (D) If Tenant shall default under the provisions of this Article 39, Landlord shall have the right to remove from the Garage any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant shall default under this Article 39, Landlord shall have the right to cancel the Lease, as to this Article 39 only, on ten (10) business days' written notice, unless within such ten (10) day period, Tenant cures such default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth).

      (E) The following Rules shall govern the use of the Garage:

                                      Rules

      (i) Garage normal business hours shall be 6 A.M. to 8 P.M. or such other hours as Landlord shall determine from time to time taking into account Tenant's need for use of the After Hour Spaces as referenced above. Notwithstanding the foregoing, Tenant shall be permitted to park cars in the Garage overnight so long as such use is consistent with Tenant's permitted use of the After Hour Spaces or Primary Spaces referenced above.

      (ii) Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

      (iii) All directional signs and arrows must be observed.

      (iv)  The speed limit shall be 5 miles per hour.

      (v) Spaces reserved for handicapped parking must be used only by vehicles properly designated.

      (vi) Parking is prohibited in all areas not expressly designated for parking, including without limitation:

            (a) areas not striped for parking

             (b) aisles

             (c) where "no parking" signs are posted

             (d) ramps

             (e) loading zones

      (vii) Parking stickers, key cards or any other devices or forms of identification or entry supplied by Landlord shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of any unauthorized holder will be void.

      (viii) Monthly fees shall be payable in advance prior to the first day of each month. Failure to do so will automatically suspend parking privileges and a charge at the prevailing daily parking rate will be due until Tenant has paid the delinquent charges. No deductions or allowances from the monthly rate will be made for days on which the Garage is not used by Tenant or its designees.

      (ix) Garage managers or attendants are not authorized to make or allow any exceptions to these Rules.

      (x)    Every parker is required to park and lock his own car.

      (xi) Loss or theft of parking identification, key cards or other such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to the office of the garage immediately.

      (xii) Washing, waxing, cleaning or servicing of any vehicle by the customer and/or its agents is prohibited. Parking spaces may be used only for parking automobiles.

      (xiii) By signing this Lease, Tenant agrees to acquaint all persons to whom Tenant assigns parking space of these rules

                                   ARTICLE 40

                                     SIGNAGE

      Subject to the conditions of this Article, Tenant shall have the following signage rights: (i) Tenant's name to be prominently visible on the display case located on the skyway level of the Building , (ii) Tenant's name on the Building directory or directories, (iii) Tenant's name on a kiosk location in the first floor lobby of the Building, (iv) Tenant's name in the elevator lobby of each floor fully occupied by Tenant, and (v) by Building standard suite signage on multi-tenant floors. Landlord shall install, at Landlord's cost, the signage set forth in clauses (ii) and (v) above and shall maintain same, the cost of such maintenance to be included in Operating Expenses. All other signage shall be installed by Tenant, at Tenant's sole cost and expense. All aspects of the size, design, materials, exact location, etc. of all such signage shall be mutually agreed upon by Landlord and Tenant taking into account Landlord's intended image for the Building and the image Tenant wishes to convey as to its operation. Notwithstanding the foregoing, Tenant shall have the right to install on the single-tenant floors occupied by Tenant such signage, lettering, decal or design which does not otherwise conform with the uniform pattern of identification, subject to Landlord's approval (which approval shall not be unreasonably withheld, conditioned or delayed), which may include Tenant's logo, style and color. Tenant shall have reasonable discretion as to the design and installation of all signage in elevator lobbies on such single-tenant floors. To the extent that the specific signage rights granted to Tenant under this Article 40 are inconsistent with the Rules, the specific provisions of this Article shall control. Landlord shall also cooperate with Tenant as to Landlord's redesign of elevator numbering signage in the skyway level of common areas, to assist Tenant in maximizing visitor usage of the upper elevator bank by renumbering the high-rise bank to indicate `Floors 20-41' and the low-rise bank to indicate Floors 3-19, the cost of which shall be paid by Tenant. The signage rights provided in clauses (i) and (iii) above are personal to Tenant. Under no circumstance whatsoever shall the assignee under a complete or partial assignment of the Lease (other than a Related Entity) or a subtenant under a sublease of the Premises, have such signage rights. The signage shall be subject to such additional criteria as are set forth in Exhibit E attached hereto.

                                   ARTICLE 41

                                 SATELLITE DISH

      (A) Landlord hereby grants Tenant the non-exclusive right to use a portion of the roof of the Building, in a location to be reasonably determined by Landlord or Landlord's rooftop manager, Omnitek, only for the purpose of installing the following (the "Item"): an 18" or smaller satellite dish, and for no other purpose.

      (B) Tenant shall contact Omnitek, and enter into a separate written agreement with Omnitek regarding the installation of the Item and use of the roof, and to gain access to the roof for the purposes permitted hereunder. Landlord and Omnitek reserve the right to enter the roof, without notice, at any time for the purpose of inspecting the same, or making repairs, additions or alterations to the Building, or to exhibit the roof to prospective tenants, purchasers or others, or for any other reason not inconsistent with Tenant's rights hereunder. In connection with exercising such rights, Landlord or Omnitek may require Tenant to temporarily disconnect and/or move the Item, if necessary, and Tenant shall reasonably comply with any such request, provided, that Landlord has provided Tenant with the opportunity, and sufficient prior notice, to Tenant to set up a temporary, "back-up" satellite-dish. The exercise by Landlord or Omnitek of any of their respective rights under this paragraph shall not be deemed an eviction or disturbance of Tenant's use of the roof.

      (C) Tenant shall not install the Item, or thereafter make any alterations, additions or improvements to the roof or the Item without Landlord's prior written consent, which shall not be unreasonably withheld. Omnitek, acting as Landlord's agent, shall approve or reject the proposed installation of the Item within a reasonable time after Tenant submits (1) plans and specifications for the installation of the Item, (2) copies of all required governmental and quasi-governmental permits, licenses, and authorizations which Tenant will obtain at its own expense, and (3) a certificate of insurance evidencing the coverage required herein. Omnitek may withhold approval if the installation or operation of the Item may damage the structural integrity of the Building, interfere with any service provided by Landlord, Omnitek or any occupant, reduce the amount of leaseable space in the Building, detract from the appearance of the Building, or for any other reasonable ground. Landlord may require that any installation or other work be done under the supervision of Landlord's employees or agents, and in a manner so as to avoid damage to the Building. All installation work shall be performed in a good and workmanlike manner, in accordance with all governmental requirements.

      (D) Upon termination of the Lease, by expiration or otherwise, Tenant shall disconnect and remove the Item and fully repair and restore the roof to the same or better condition than prior to installation of the Item, ordinary wear and tear, and damage from fire or other casualty not the fault of Tenant excepted. Tenant shall promptly and properly repair (or at Landlord's option, pay Landlord's reasonable charges for repairing) during the Term and upon termination of the Lease or this Rider, any roof leaks or other damage or injury to the roof, or the Building (or contents thereof) caused by Tenant's use of the roof or its installation, use, maintenance or removal of the Item. If Tenant does not immediately repair any such leaks, damage or injury, or does not remove the Item when so required, Tenant hereby authorizes Landlord to make such repairs or remove and dispose of the Item and Tenant shall promptly pay Landlord's reasonable charges for doing so. Landlord shall not be liable for any property so disposed or removed by Landlord.

      (E) Landlord does not represent or warrant that use of the roof hereunder will comply with any applicable federal, state, county or local laws or ordinances or the regulations of any of their agencies, or that the roof will be suitable for Tenant's purposes. Tenant agrees that Tenant has inspected the roof and agrees to accept the same hereunder "as is." Tenant shall at all times comply with any applicable federal, state, county or local laws or ordinances, pertaining to Tenant's use of the roof or the Item.

      (F) Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, claim, damage, liability or expense which Landlord may incur as a direct or indirect result of Tenant's use of the roof or Item, including but not limited to attorneys' fees, whether or not any legal action is instituted. This indemnity obligation shall include Landlord's partners, officers, directors, trustees, beneficiaries, affiliates and agents ("Indemnitees"). Tenant shall maintain comprehensive or commercial general liability insurance covering risks of bodily injury, death or property damage arising out of Tenant's use of the roof or Item, in the amount of at least $2,000,000 combined single limit per occurrence with a responsible insurance company reasonably satisfactory to Landlord, which policy shall include a contractual liability endorsement and shall include Landlord and the other Indemnitees (as defined above) as additional insureds. Tenant shall provide a certificate of such insurance to Landlord prior to using the roof, and such insurance policy shall not be cancelable without at least thirty (30) days written notice to Landlord. Landlord shall not be responsible for the Item in the event of loss or damage thereto from any cause whatsoever. Tenant, on behalf of its insurers, hereby waives any rights of subrogation against Landlord (or the "Indemnitees" defined above).

      (G) Tenant shall not use the roof or the Item so as to interfere in any way with the ability of Landlord or its tenants and occupants of the Building and neighboring properties to receive radio, television, telephone, microwave, short-wave, long-wave or other signals of any sort that are transmitted through the air or atmosphere, nor so as to interfere with the use of electric, electronic or other facilities, appliances, personal property and fixtures, nor so as to interfere in any way with the use of any antennas, satellite dishes or other electronic or electric equipment or facilities currently or hereafter located on the roof or any floor or area of the Building.

      (H) If the roof, Building or Item are materially damaged by fire or other casualty, Tenant's right to use the roof may be terminated by Landlord as of the date of such damage, subject to any provisions hereof which by their terms or reasonable implication shall survive such termination. Landlord shall have no obligation to repair or restore the roof or Building. In the event of such damage, Tenant shall look solely to its insurers for any claims that Tenant may have in connection with such damage or destruction. However, if a portion of the roof remains available for communications use after any such casualty, Tenant shall be provided the opportunity to locate communications equipment otherwise complying with this Article 41 in the available area. This Article 41 shall be interpreted and implemented in all respects consistent with the intention that Tenant shall have reasonable use of the roof for communications purposes throughout the Term, as may be extended. The Landlord acknowledges that Tenant's ability to utilize the roof for communication purposes is an integral and essential element of Tenant's occupancy of the Building. To the extent Tenant is unable to reach agreement with Omnitek or its successor in operation of the roof, Landlord shall use commercially reasonably efforts to resolve such dispute so as to permit Tenant's continuing use of the roof in compliance with this
Article 41.

                                   ARTICLE 42

                                STORAGE AGREEMENT

      (A) Upon Tenant's request, Landlord shall provide Tenant with an opportunity to lease storage space ("Storage Space") at the Property pursuant to the terms of this Article 42. The term of such lease shall commence on the date of delivery of the Storage Space to Tenant, and shall continue until the earlier to occur of the Expiration Date, or Tenant's abandonment of the Premises or abandonment of the Storage Space. Tenant shall pay to Landlord, in connection with its use of the Storage Space, an annual fee, payable in equal monthly installments, equal to $14.00 per square foot of the Storage Space, on or before the first day of each calendar month during the Term. Any initial or final partial month shall be prorated. Landlord reserves the right to increase such fee from time to time during the Term to such monthly rates for comparable storage space as Landlord may from time to time establish at the Property. In the event that Landlord so increases the monthly fee hereunder, Tenant shall have the right to cancel the Lease as to the Storage Space only, upon thirty
(30) days' notice, unless within such thirty (30) day period, Landlord revokes such increase in the fee.

      (B) Tenant shall use the Storage Space for purposes of storing equipment, inventory or other items normally used in Tenant's business. All items stored in the Storage Space shall be elevated at least six (6) inches above the floor on wooden pallets, and shall be at least eighteen (18) inches below the bottom of all sprinklers located in the ceiling of the Storage Space, if any. Any boxes shall not be stacked more than seven (7) feet high. Tenant shall not store anything in the Storage Space which is unsafe or which otherwise may create a hazardous condition, or which may increase Landlord's insurance rates, or cause a cancellation or modification of Landlord's insurance coverage. Without limitation, Tenant shall not store any flammable, combustible or explosive fluid, chemical or substance nor any perishable food or beverage products, except with Landlord's prior written approval. Landlord reserves the right to adopt and enforce reasonable rules and regulations governing the use of the Storage Space from time to time. Tenant shall properly and at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Storage Space.

      (C) Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber or permit any lien to attach to, or otherwise transfer its rights to the Storage Space, by operation of law or otherwise, nor sublet the Storage Space (other than to a Related Entity), nor permit the use thereof by any parties other than Tenant and its employees. Any such transfer (other than to a Related Entity) without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect. Landlord agrees not to unreasonably withhold consent to any such transfer.

      (D) Landlord may, at its option, upon at least thirty (30) days' advance written notice to Tenant, change the Storage Space hereunder to other storage space at the Property comparable to the Storage Space herein. Tenant agrees to accept the Storage Space "as is," and Landlord shall have no obligation to maintain or repair the same. Tenant shall extend all of its insurance policies required under the Lease to include the Storage Space, and the property to be located therein. Upon request, Tenant shall provide Landlord with certificates or other satisfactory evidence of such insurance. Landlord shall have no liability whatsoever for any damage to property or any other items located in the Storage Space, nor for any personal injuries or death arising out of any matter relating to the Storage Space, and in all events, Tenant agrees to look first to its insurance carrier for payment of any losses sustained in connection with Tenant's use of the Storage Space. More particularly, but without limitation, Landlord shall have no liability for loss of or damage to any property by theft, vandalism, fire, explosion, falling plaster, steam, gas, electricity, water, rain, bursting of pipes, seepage, dampness, or any other cause. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord and its agents. If Tenant shall default under this
Article 42, Landlord shall have the right to cancel the Lease as to the Storage Space only on ten (10) days' written notice, unless within such ten (10) day period, Tenant cures such default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease.

                                   ARTICLE 43

                                ENTIRE AGREEMENT

      This Lease, together with Rider One and Exhibits A through E (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO

HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  LANDLORD:

                  222 SOUTH NINTH STREET LIMITED
                  PARTNERSHIP,
                  a Minnesota limited partnership

                  By: OB JOINT VENTURE II,
                      an Illinois limited partnership,
                      Managing Partner

                      By: JMB/PIPER JAFFRAY TOWER
                          ASSOCIATES,
                          an Illinois general partnership,
                          Managing Partner

                               By: CARLYLE REAL ESTATE
                                   PARTNERSHIP-XIV,
                                   an Illinois limited partnership,
                                   General Partner

                                   By: JMB REALTY CORPORATION,
                                       a Delaware corporation,
                                       Corporate General Partner

                                       By: /s/
                                           _____________________________________
                                                   Vice President

                      TENANT:

                      CAPELLA EDUCATION COMPANY,
                      a Minnesota corporation

                      By: /s/ Paul F. Clifford
                          ------------------------------------------------------
                      Its: VP & CFO
                           -----------------------------------------------------

                                                                   EXHIBIT 10.25

                                    RIDER ONE

                                      RULES

      (1) On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to the Property and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees.

      (2) Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

      (3) Tenant shall not in any manner use the name of the Property for any purpose other than that of the business address of Tenant, or use any picture or likeness of the Property, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

      (4) Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by Landlord.

      (5) Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, in compliance with all Laws, and always at Tenant's sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Property by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything (including without limitation, portable carts, signs, placards, and billboards) to remain in or obstruct in any way, any lobby, plaza, corridor, sidewalk, passageway, entrance, exit, hall, elevator, escalator, stairway, shipping area, or other area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste that are at any time being taken from the Premises directly to the areas designated for disposal. Tenant shall cause trash and rubbish to be deposited only in receptacles approved or designated by Landlord. Any hand-carts used at the Property shall have rubber wheels and side guards and no other material handling equipment may be brought upon the Property except as Landlord shall approve in writing in advance.

      (6) Tenant shall not overload any floor or part thereof in the Premises, or Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

      (7) Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If Tenant requires more keys to a lock than are initially provided by Landlord pursuant to the Lease, Landlord will provide them upon payment of a reasonable charge to Landlord. Tenant, upon termination of its tenancy, shall deliver to Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

      (8) If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

      (9) Tenant shall not obtain for use upon the Premises ice, drinking water, towel, janitor and other similar services, except from Persons approved by Landlord. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Property.

      (10) The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by Tenant who, or whose employees or invitees shall have caused it.

      (11) The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord's prior written consent.

      (12) Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws nor bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant), nor permit any video, electronic or pinball machines on the Premises. If any food or beverages shall be permitted to be sold or consumed on the Premises, Landlord may require that Tenant engage a responsible pest and rodent control service approved by Landlord on such regular basis as Landlord reasonably requires.

      (13) Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within Tenant's use of the Premises specified in the Lease. No leaflets or other materials may be distributed or placed on vehicles in any parking area or facility.

      (14) Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. As a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

      (15) Tenant shall conduct no auction, fire or "going out of business sale" or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

      (16) Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Property, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the

Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

      (17) Tenant will comply with all municipal, county, state, federal or other government laws, statutes, codes, regulations and other requirements in its use of the Premises and the Building, including without limitation, environmental, health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes.

      (18) Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity,
(vii) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise or odor to emanate from the Premises, (x) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Property, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xii) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Property or violate the certificates of occupancy issued for the premises or the Property, (xiii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials) nor
(xiv) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Property or the occupants of neighboring property.

      (19) If the Property shall now or hereafter contain a building garage, parking structure or other parking area or facility, the following Rules shall apply in such areas or facilities:

                  (i) Parking shall be available in areas designated generally for tenant parking, for such daily or monthly charges as Landlord may establish from time to time, or as may be provided in any Parking Agreement attached hereto (which, when signed by both parties as provided therein, shall thereupon become effective). In all cases, parking for Tenant and its employees and visitors shall be on a "first come, first served," unassigned basis, with Landlord and other tenants at the Property, and their employees and visitors, and other Persons (as defined in Article 25 of the Lease) to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a non-discriminatory basis, all as further described in Article 6 of the Lease. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other Persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces. Landlord may restrict or prohibit full size vans and other large vehicles.

                  (ii) In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expanse. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse. Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event, Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable.

                  (iii) Hours shall be 6 A.M. to 8 P.M., Monday through Friday, and 8:00 A.M. to 1:00 P.M. on Saturdays, or such other hours as may be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where "no parking" signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

                                                                   EXHIBIT 10.25

                                    EXHIBIT B

                                                                 JMB 105E (2/89)
                                                                  WORK AGREEMENT
                                                              TENANT PERFORMANCE

                                 WORK AGREEMENT

      1. The Work. Under the Lease, Tenant has agreed to accept the Premises "as is," without any obligations for the performance of improvements or other work by Landlord, and Tenant desires to perform certain improvements thereto (the "Work"). Such Work shall be in accordance with the provisions of this Work Agreement, and to the extent not expressly inconsistent herewith, in accordance with the provisions of the Lease, including without limitation, Article 8 thereof. Performance of the Work shall not serve to abate or extend the time for the commencement of Rent under the Lease, except to the extent Landlord delays approvals beyond the times permitted below.

      2. Cost of the Work. Except as provided hereinafter, Tenant shall pay all costs (the "Costs of the Work") associated with the Work whatsoever, including without limitation, all permits, inspection fees, fees of space planners, architects, engineers, and contractors, utility connections, cabling, the cost of all labor and materials, bonds, insurance, and any structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Work.

      Of the Costs of the Work, Landlord shall reimburse Tenant the amount of $25.00 per square foot of rentable area of the Premises (the "Improvement Allowance"), which costs may include Tenant's costs incurred in preparing space plans for the Premises, consulting and project management fees in relation to the Work, and Tenant's costs of moving into the Premises. Landlord shall fund the Improvement Allowance in installments, on a monthly basis, based on applications for payment and releases of lien rights, submitted by Tenant on Landlord's standard for use by contractors requesting progress payments, together with such lien releases and affidavits of payments by Tenant's general contractor and subcontractors contemplated therein, and such other documentation as Landlord may reasonably require. Landlord may issue checks to fund the Improvement Allowance jointly to Tenant, its general contractor, and, at Landlord's option, to any subcontractors or suppliers.

      Tenant shall be entitled to use a portion of any unused Improvement Allowance, not to exceed $2.00 per square foot of rentable area of the Premises, towards the first accruing payments of Base Rent under the Lease. If all or any portion of any Improvement Allowance above $2.00 per square foot of rentable area of the Premises shall not be used, Landlord shall be entitled to such savings and Tenant shall receive no credit therefor.

      3. Space Plan and Specifications.

            A. No later than ten (10) days after the date of this Work Agreement set forth above, Tenant shall submit two (2) sets of a "Space Plan" (as described in Section 16) to Landlord for approval.

            B. Landlord shall, within ten (10) days after receipt thereof, either approve said Space Plan, or disapprove the same advising Tenant of the reasons for such disapproval. In the event Landlord disapproves said Space Plan, Tenant shall modify the same, taking into account the reasons given by Landlord for said disapproval, and shall submit two sets of the revised Space Plan to Landlord within five (5) days after receipt of Landlord's initial disapproval.

      4. Working Drawings and Engineering Report.

            A. No later than ten (10) days after receipt of Landlord's approval of the Space Plan, Tenant shall submit to Landlord for approval two (2) sets of "Working Drawings" (as defined in Section 16), and a report (the "Engineering Report") from Tenant's mechanical, structural and electrical engineers indicating any special heating, cooling, ventilation, electrical, heavy load or other special or unusual requirements of Tenant.

            B. Landlord shall, within twenty (20) working days after receipt thereof, either approve the Working Drawings and Engineering Report, or disapprove the same advising Tenant of the reasons for disapproval. If Landlord disapproves of the Working Drawings or Engineering Report, Tenant shall modify and submit revised Working Drawings, and a revised Engineering Report, taking into account the reasons given by Landlord for disapproval, within five (5) days after receipt of Landlord's initial disapproval.

      5. Landlord's Approval. Landlord shall not unreasonably withhold approval of any Space Plans, Working Drawings, or Engineering Report submitted hereunder if they provide for a customary office layout with finishes and materials generally conforming to building standard finishes and materials currently being used by Landlord at the Property, are compatible with the Property's shell and core construction, and if no modifications will be required for the Property electrical, heating, air-conditioning, ventilation, plumbing, fire protection, life safety, or other systems or equipment, and will not require any structural modifications to the Property, whether required by heavy loads or otherwise.

      6. Space Planners, Architects, Engineers. The Space Plan, Working Drawings, Engineering Report and the Work, shall be prepared and performed by such space planners, architects, engineers, and contractors as Landlord customarily engages or recommends for use at the Property; provided, Tenant may substitute another licensed, bonded, reputable and qualified space planner, architect, engineer or contractor, who will work in harmony with each other and those of Landlord so as to ensure proper maintenance of good labor relationships, and in compliance with all applicable labor agreements existing between trade unions and the relevant chapter of the Association of General Contractors of America. Such substitutions may be made only with Landlord's prior written approval. Such approval shall be granted or denied within fifteen
(15) days after Landlord receives from Tenant a written request for such substitution, containing a reasonable designation of the proposed party's background, references and qualifications. Any such substitution shall not serve to delay the times for submission of the

Space Plan, Working Drawings and Engineering Report required herein, except to the extent that Landlord delays granting or denying approval beyond the aforementioned fifteen (15) day period.

      7. Change Orders. No material changes, modifications, alterations or additions to the approved Space Plan or Working Drawings may be made without the prior written consent of Landlord after the written request therefor by Tenant. In the event that the Premises are not constructed in accordance with said approved Space Plan and Working Drawings, then Tenant shall not be permitted to occupy the Premises until the Premises reasonably comply in all respects with said approved Space Plan and Working Drawings; in such case, the Rent shall nevertheless commence to accrue and be payable as otherwise provided in the Lease.

      8. Compliance. The Work shall comply in all respects with the following:
(a) the Building Code of the City and State in which the Building is located and State, County, City or other laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other such person, (b) applicable standards of the National Board of Fire Underwriters and National Electrical Code, and (c) building material manufacturer's specifications.

      9. Guarantees. Each contractor, subcontractor and supplier participating in the Work shall guarantee that the portion thereof for which he is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Every such contractor, subcontractor and supplier shall be responsible for the replacement or repair, without any additional charge, of all work done or furnished in accordance with its contract which shall become defective within one (1) year after completion thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Work and/or the Property and/or common areas, or work which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Work shall be contained in the contract or subcontract which shall be written such that said warranties or guarantees shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give Landlord any assignment or other assurances necessary to effect such right of direct enforcement. Copies of all contracts and subcontracts shall be furnished to Landlord promptly after the same are entered.

      10. Performance.

            A. The Work shall be commenced within fifteen (15) days after Landlord approves the Working Drawings, and shall thereafter be diligently prosecuted to completion, subject to delays for reasons beyond Tenant's control (except financial matters). All Work shall conform with the Working Drawings approved by Landlord in writing, and Landlord may periodically inspect the Work for such compliance. The Work shall be coordinated under Landlord's direction with the work being done or to be performed for or by other tenants in the Property so that the Work will not interfere with or delay the completion of any other construction work in the Property.

            B. The Work shall be performed in a thoroughly safe, first-class and workmanlike manner in conformity with the approved Space Plan and Working Drawings, and shall be in good and usable condition at the date of completion.

            C. Tenant shall be required to obtain and pay for all necessary permits and/or fees with respect to the Work, and the same shall be shown to Landlord prior to commencement of the Work.

            D. Each contractor and subcontractor shall be required to obtain prior written approval from Landlord for any space outside the Premises within the Property, which such contractor or subcontractor desires to use for storage, handling, and moving of his materials and equipment, as well as for the location of any facilities for his personnel.

            E. The contractors and subcontractors shall be required to remove from the Premises and dispose of, at least once a week and more frequently as Landlord may direct, all debris and rubbish caused by or resulting from the construction. Upon completion of the Work, the contractors and subcontractors shall remove all surplus materials, debris and rubbish of whatever kind remaining within the Property which has been brought in or created by the contractors and subcontractors in the performance of the Work. If any contractor or subcontractor shall neglect, refuse or fail to remove any such debris, rubbish, surplus material or temporary structures within two (2) days after notice to Tenant from Landlord with respect thereto, Landlord may cause the same to be removed by contract or otherwise as Landlord may determine expedient, and charge the cost thereof to Tenant as additional Rent under the Lease.

            F. Tenant shall obtain and furnish Landlord all approvals with respect to electrical, water and telephone work as may be required by the respective company supplying the service. Tenant shall obtain utility service, including meter, from the utility company supplying service, unless Landlord elects to supply service and/or meters.

            G. Landlord shall have the right to require Tenant to furnish bonds or other security in form and amount reasonably satisfactory to Landlord for the prompt and faithful performance and payment for the Work. However, Landlord shall not require a bond or other security if Landlord reasonably concludes that the Tenant's contractor is financially responsible. Landlord shall identify any bonding requirements at the time Tenant requests approval of the identity of its general contractor.

            H. Landlord's acceptance of the Work as being complete in accordance with the approved Space Plan and Working Drawings shall be subject to Landlord's inspection and written approval. Tenant shall give Landlord five (5) days' prior written notification of the anticipated completion of the Work.

            I. Intentionally Omitted.

            J. Tenant shall, at its cost and expense construct, purchase, install and perform any and all items of the Work, stock its merchandise and employ its personnel so as to obtain any governmentally required certificate of occupancy and to occupy the Premises as soon as possible, and in all cases on or before the date required therefor hereunder or under the Lease.

            K. If an expansion joint occurs within the Premises, Tenant shall install finish floor covering to or covering such joint in a workmanlike manner, and Landlord shall not accept responsibility for any finish floor covering applied to or installed over the expansion joint.

            L. Copies of "as built" drawings shall be provided to Landlord no later than thirty (30) days after completion of the Work.

            M. Landlord's approval of Tenant's plans and specifications, and Landlord's recommendations or approvals concerning contractors, subcontractors, space planners, engineers or architects, shall not be deemed a warranty as to the quality or adequacy of the Work, or the design thereof, or of its compliance with Laws, codes and other legal requirements.

            N. Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing and boycotts of, on or about the Premises or Property. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, its employees, agents, contractors, subcontractors or suppliers, in or about the Premises or Property, Tenant shall immediately close the Premises and remove or cause to be removed all such employees, agents, contractors, subcontractors and suppliers until the dispute has been settled.

            O. Landlord shall not be responsible for any disturbance or deficiency created in the air conditioning or other mechanical, electrical or structural facilities within the Property or Premises as a result of the Work. If such disturbances or deficiencies result, Tenant shall correct the same and restore the services to Landlord's reasonable satisfaction, within a reasonable time.

            P. If performance of the Work shall require that additional services or facilities (including without limitation, extra or after-hours elevator usage or cleaning services) be provided, Tenant shall pay Landlord's reasonable charges therefor.

            Q. Tenant's contractors shall comply with the rules of the Property and Landlord's requirements respecting the hours of availability of elevators and manner of handling materials, equipment and debris. Demolition must be performed after 6:00 p.m. on weekends. Delivery of materials, equipment and removal of debris must be arranged to avoid any inconvenience or annoyance to other occupants. The Work and all cleaning in the Premises must be controlled to prevent dirt, dust or other matter from infiltrating into adjacent tenant or mechanical areas.

            R. Landlord may impose reasonable additional requirements from time to time in order to ensure that the Work, and the construction thereof does not disturb or interfere with any other tenants of the Property, or their visitors, contractors or agents, nor interfere with the efficient, safe and secure operation of the Property.

      11. Insurance. All contractors and sub-contractors shall carry Worker's Compensation Insurance covering all of their respective employees in the statutory amounts. Employer's Liability Insurance in the amount of at least $500,000 per occurrence, and comprehensive general liability insurance of at least $3,000,000 combined single limit for bodily injury, death, or property damage; and the policies therefor shall cover Landlord and Tenant as additional insureds, as well as the contractor or subcontractor. Tenant shall carry builder's risk insurance coverage respecting the construction and improvements to be made by Tenant, in the amount of the anticipated cost of construction of the Work (or any guaranteed maximum price). All insurance carriers hereunder shall be rated at least A and X in Best's Insurance Guide. Certificates for all such insurance shall be delivered to Landlord before the construction is commenced or contractor's equipment is moved onto the Property. All policies of insurance must require that the carrier give Landlord twenty (20) days' advance written notice of any cancellation or reduction in the amounts of insurance. In the event that during the course of the Work any damage shall occur to the construction and improvements being made by Tenant, then Tenant shall repair the same at Tenant's cost.

            12. Signage. Notwithstanding anything contained herein to the contrary, Landlord may cause signage of building standard material and design to be placed on or near the door of the Premises in accordance with Article 41 of the Lease.

            13. Asbestos. If the Property was constructed at a time when asbestos was commonly used in construction, Tenant acknowledges that asbestos-containing materials ("ACM") may be present at the Property, and that airborne asbestos fibers may involve a potential health hazard unless proper procedures are followed. In such case, before commencing the Work, Tenant and its contractor shall consult with Landlord and Landlord's asbestos consultant concerning appropriate procedures to be followed. Landlord shall, at Tenant's expense, undertake any necessary initial asbestos-related work, before Tenant commences the Work. During performance of the Work, Tenant shall require that its contractor comply with all laws, rules, regulations and other governmental requirements, as well as all directives of Landlord's asbestos consultant as Tenant's attorney-in-fact for purposes of supervising and directing any asbestos-related aspects of the Work (but such appointment shall not relieve Tenant from its obligations hereunder, nor impose any affirmative requirement on Landlord to provide such supervision or direction).

            14. Liens. Tenant shall keep the Property and Premises free from any mechanic's, materialmen's or similar liens or other such encumbrances in connection with the Work, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising in connection therewith. Tenant shall give Landlord notice at least five (5) business days prior to the commencement of the Work (or such additional time as may be necessary under applicable laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount paid shall be deemed additional rent under the Lease payable upon demand, without limitation as to other remedies available to Landlord under the Lease. Nothing contained herein shall authorize Tenant to do any act which shall subject landlord's title to the Property or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with the Work shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises.

            15. Indemnity. Tenant shall indemnify, defend and hold harmless Landlord (and Landlord's principals, partners, agents, trustees, beneficiaries, offices, employees and affiliates) from and against any claims, demands, losses, damages, injuries, liabilities, expenses, judgments, liens, encumbrances, orders and awards, together with attorneys' fees and litigation expenses arising out of or in connection with the Work, or Tenant's failure to comply with the provisions hereof or any failure by Tenant's contractors, subcontractors or their employees to comply with the provisions hereof, except to the extent caused by Landlord's intentional or negligent acts.

            16.   Certain Definitions.

            A. "Space Plan" herein means a floor plan, drawn to scale, showing: (1) demising walls, corridor doors, interior partition walls and interior doors, including any special walls, glass partitions or special corridor doors, (2) any restrooms, kitchens, computer rooms, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment, (3) any communications system, indicating telephone and computer outlet locations, and (4) any other details or features required to reasonably delineate the Work to be performed.

            B. "Working Drawings" herein means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and if applicable: (1) electrical outlet locations, circuits and anticipated usage therefor, (2) reflected ceiling plan, including lighting, switching and any special ceding specifications, (3) duct locations for heating, ventilating and air-conditioning equipment, (4) details of all millwork, (5) dimensions of all equipment and cabinets to be built in, (6) furniture plan showing details of space occupancy, (7) keying schedule, (8) lighting arrangement, (9) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire protection, life-fire-safety system, or mechanical systems, (10) special heating, ventilating and air conditioning equipment and requirements, (11) weight and location of heavy equipment, and anticipated loads for special usage rooms, (12) demolition plan, (13) partition construction plan, (14) type and color of floor and wall-coverings, wall paint and any other finishes, and any other details or features required to completely delineate the Work to be performed.

            17. Taxes. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions (including without limitation, any real estate taxes or assessments, sales tax or value added tax) assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises and the Work to the Premises under this Work Agreement.

            18. INCORPORATED INTO LEASE; DEFAULT. THE PARTIES AGREE THAT THE PROVISIONS OF THIS WORK AGREEMENT ARE HEREBY INCORPORATED BY THIS REFERENCE INTO THE LEASE FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Lease and this Work

Agreement, the latter shall govern and control. If Tenant shall default under this Work Agreement, and fail to cure within ten (10) business days (provided, if the nature of Tenant's default is such that more time is reasonably required in order to cure, Tenant shall not be in default if Tenant commences to cure within such period and thereafter diligently and reasonably pursues such cure to completion), Landlord may order that all Work being performed in the Premises be stopped immediately, and that no further deliveries to the Premises be made, until such default is cured, without limitation as to Landlord's other remedies. Any amounts payable by Tenant to Landlord hereunder shall be paid as additional rent under the Lease. Any default by the other party hereunder shall constitute a default under the Lease and shall be subject to the remedies and other provisions applicable thereto under the Lease. If Tenant shall default under the Lease or this Work Agreement and fail to cure the same within the time permitted for cure under the Lease, at Landlord's option, all amounts paid or incurred by Landlord towards the Improvement Allowance shall become immediately due and payable as additional rent under the Lease.

                                                                   EXHIBIT 10.25

                                    EXHIBIT C

                         SUBORDINATION, NON-DISTURBANCE

                            AND ATTORNMENT AGREEMENT

      THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "AGREEMENT") is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 ("LENDER") and _____________________________, a [an] [individual]
name of state [corporation] [limited liability company] [general partnership] [limited partnership] [d/b/a ________________] with its principal place of business at ____________________ ("TENANT").

                                    RECITALS:

      A. Lender has made or is about to make a loan (together with all advances and increases, the ("LOAN") to 222 South Ninth Street Limited Partnership, a Minnesota limited partnership ("BORROWER").

      B. Borrower, as landlord, and Tenant have entered into a lease dated __________________________ as amended by amendments dated ________________
__________ (the "LEASE") which leased to Tenant [Suite No. ___________] [Floor
_______] (the "LEASED SPACE") located in the "Property" (defined below).

      C. The Loan is secured by the Second Amendment to Agreement for Extension, Supplement and Restatement of Mortgage dated May 29, 1992 recorded in the official records of the County of Hennepin, State of Minnesota (together with all advances, increases, amendments or consolidations, the "MORTGAGE").

      D. The Mortgage encumbers the real property, improvements and fixtures located at 222 South Ninth Street in the City of Minneapolis, County of Hennepin, State of Minnesota, commonly known as the Piper Jaffray Tower and described on Exhibit "A" (the "PROPERTY").

      IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Tenant agree as follows:

      1. The Lease and all of Tenant's rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and all of the Lender's rights under the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender's prior consent.

      2. This Agreement constitute notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease.

      3. Tenant does not have and will not acquire any right or option to purchase any portion of or interest in the Property.

      4. Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

      (a) Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant's possession of the Leased Space will not be disturbed;

      (b) If Lender or any other entity (a "SUCCESSOR LANDLORD") acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed-in-lieu of foreclosure (a "FORECLOSURE"), Tenant's possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and

      (c) If, notwithstanding the foregoing, the Lease is terminated as a result of a Foreclosure, a lease between Successor Landlord and Tenant will be deemed created, with no further instrument required, on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement lease at the request of either. In the event of any attornment hereunder or execution of any replacement lease, Tenant's term extension and expansion rights under the Lease shall still be applicable to its continuing tenancy.

      5. Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant's attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord's request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.

      6.    Successor Landlord will not be:

      (a) liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease.

      (b) required to credit Tenant with any Rent paid more than one (1) month in advance or for any security deposit unless such Rent or security deposit has been received or escrowed by Successor Landlord;

      (c) bound by any amendment, renewal or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed both by Tenant and Landlord;

      (d) bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the Lease at prevailing market terms or was made with Lender's prior consent;

       (e) bound by any reduction of the term(1) of the Lease or any termination, cancellation or surrender of the Lease unless the reduction, termination, cancellation or surrender occurred during the last six (6) months of the term or is made with Lender's prior consent, or such termination, cancellation or surrender is specifically provided for in the Lease;

      (f) bound by any amendment, renewal or extension of the Lease entered into after the date of the Mortgage without Lender's prior consent if the Leased Space represents 50% or more of the net rentable area of the building in which the Leased Space is located;

      (g) subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;

      (h) bound by any obligation to make improvements to the Property to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising out of the Lease, except that Successor Landlord will be:

      i. bound by any such obligations provided for in the Lender-approved form lease;

      ii. bound by any such obligations if the overall economic terms of the Lease (including the economic terms of any renewal options) represented market terms for similar space in properties comparable to the Property when the Lease was executed; and

      iii. bound to comply with the casualty and condemnation restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds;

      iv. bound by any such obligations to make improvements to the Leased Space specifically provided for in the Lease;

or

      (i) liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires in the Foreclosure the right, title or interest to the off-site property.

      7. Lender will have the right but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a 30-day cure period (or such longer period as may be necessary if the default is not susceptible to cure within thirty (30) days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

----------

(1) For purposes of this subparagraph "the term of the Lease" includes any renewal term after the right to renew has been exercised.

      8. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and set by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.

      9. Any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord's interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.

      10. This Agreement is governed by and will be construed in accordance with the laws of the state in which the Property is located.

      11. Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.

      12. If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.

      13. This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.

      14. This Agreement contains the entire Agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.

      15. Tenant certifies that: the Lease represents the entire agreement between the landlord under the Lease and Tenant regarding the Leased Space; the Lease is in full force and effect; neither party is in default under the Lease beyond any applicable grace and cure periods and no event has occurred which with the giving of notice or passage of time would constitute a default under the Lease; Tenant has entered into occupancy and is open and conducting business in the Leased Space; and all conditions to be performed to date by the landlord under the Lease have been satisfied.

      IN WITNESS WHEREOF, Lender and Tenant have executed and delivered this Agreement as of ________, 2000.

                            TEACHERS INSURANCE AND ANNUITY

                            ASSOCIATION OF AMERICA, a New

                            York corporation

                            By:______________________________

                            Name:____________________________

                            Title:___________________________

                            NAME OF TENANT,

                            a [an] [individual] [corporation] [limited liability company] [general partnership] [limited partnership] [d/b/a________________________]

                            By:______________________________
                            Name:____________________________
                            Title:___________________________

                                 ACKNOWLEDGMENT

State of ___________________

County of __________________

            On this the ___day of __________________, 200_ before me, the undersigned officer, personally appeared __________________ who acknowledged himself to be the ___________________ I of ______________________, a
corporation, and that he, as such ___________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as ________________________.

            In witness whereof I hereunto set my hand and official seal.

                                         _______________________________

                                         _______________________________

                                                 Title of Officer

                                                                   EXHIBIT 10.25

                                EXHIBIT A TO SNDA

                                LEGAL DESCRIPTION

PARCEL I

Lots 3, 4, and 5, and Block 3, Brown and Jackin's Addition to Minneapolis; and all of Block 3, Snyder and Co.'s 1st Addition to Minneapolis, according to the plats thereof on file or of record in the Office of the County Recorder, Hennepin County, Minnesota.

PARCEL II

A permanent and exclusive easement appurtenant to Parcel I for the construction, operation, maintenance and repair of a pedestrian skywalk corridor, granted by the Woman's Christian Association of Minneapolis, a Minnesota non-profit corporation, by Skyway Easement Agreement, dated May 2, 1984, by and between Woman's Christian Association of Minneapolis, as grantor, and OB Joint Venture, a South Dakota general partnership, as grantee, recorded on November 20, 1984, in the Office of the County Recorder, Hennepin County, Minnesota, as document No. 4944804, as amended by Amendment to Skyway Easement Agreement dated July 10, 1984, recorded on November 15, 1984, in the Office of the County Recorder, Hennepin County, Minnesota, as Document No. 4943671.

PARCEL III

A permanent and exclusive easement appurtenant to Parcel I for the construction, operation, maintenance and repair of a pedestrian skywalk corridor, granted by St. Olaf's Catholic Church of Minneapolis, Minnesota, a Minnesota religious corporation, by Skyway Encroachment easement dated May 5, 1984, by and between St. Olaf's Catholic Church of Minneapolis, as grantor, and OB Joint Venture, a South Dakota general partnership, as grantee, recorded on November 20, 1984, in the Office of the Recorder of Hennepin County, Minnesota, as Document No. 4944803.

PARCEL IV

A permanent easement appurtenant to Parcel I for access and for the construction, operation, maintenance and repair of a pedestrian skywalk corridor, granted by Energy Center Partners, a Limited Partnership, a Minnesota limited partnership, OB Joint Venture, a South Dakota partnership, Campbell-Mithun, Inc., a Minnesota corporation, LHDL Realty Limited Partnership, a Minnesota limited partnership, Piper Jaffray Incorporation, a Delaware corporation, and 222 South Ninth Street Limited Partnership, a Minnesota limited partnership, recorded on November 1, 1984, in the Office of the County Recorder, Hennepin County, Minnesota, as Document No. 4939810.

PARCEL V

A permanent easement appurtenant to Parcel I for access and for the construction, operation, maintenance and repair of a pedestrian skywalk corridor, granted by Marina Management Company, N.V., a Netherlands Antilles corporation, OB Joint Venture, a South Dakota partnership, Campbell-Mithun, Inc., a Minnesota corporation, LHDL Realty Limited Partnership, a Minnesota limited partnership, Piper Jaffray Incorporation, a Delaware corporation, and 222 South Ninth Street Limited Partnership, a Minnesota limited partnership, recorded on July 31, 1984, in the Office of the County Recorder, Hennepin County, Minnesota, as Document No. 4911964.

                                                                   EXHIBIT 10.25

                                    EXHIBIT D

                          DISPUTE RESOLUTION MECHANISM

                             PREVAILING RENTAL RATE

(a) If Tenant does not agree with Landlord's determination of the Prevailing Rental Rate (a "Rent Dispute"), Tenant shall give notice to Landlord of such disagreement ("Disagreement Notice") within the time period provided in the applicable provision of the Lease (the "Disagreement Notice Period") after receipt of Landlord's notice of its determination of teh Prevailing Rental Rate pursuant to the applicable provision. If Tenant fails to timely provide a Disagreement Notice, then Tenant shall be bound by Landlord's determination of the Prevailing Rental Rate. If Tenant does provide Landlord with such a Disagreement Notice, Tenant shall include in its Disagreement Notice the basis for its disagreement.

(b) If Tenant gives Landlord a Disagreement Notice within the applicable Disagreement Notice Period, each party will choose a qualified third party to participate in resolution of the dispute. As to Rent Disputes, each such party (and the third party to be designated, as referenced below) shall be a real estate appraiser in the Minneapolis metropolitan area who shall be a member in good standing of the American Institute of Real Estate Appraisers (or a successor organization or, if no such organization exists, then persons of similar professional qualifications), and shall have had no business or professional relationship with the party designating that person within the prior three (3) years. Each party will give notice of the name and address of such person to the other within ten (10) days after Tenant delivers the Disagreement Notice. Those two (2) persons shall within five (5) days after designation select a third person with the same credentials, who shall not have had any business or professional relationship with either party during the prior three (3) years, or if they cannot agree on a third person within such five (5) day period, either person may request that the American Institute of Real Estate Appraisers (or a successor organization or, if no such organization exists, then persons of similar professional qualifications) appoint such third person. The three (3) persons (singularly, the "Expert" and collectively, the "Experts") shall make a determination as to the resolution of the Dispute as expeditiously as possible thereafter and in any event within thirty (30) days after the selection of the third Expert. The determination of the Experts shall be made as follows:

      (i) At least five (5) days prior to the commencement of the Experts' deliberations, each party shall submit to the Experts and the other party all information deemed relevant by that party to the determination by the Experts of the Dispute (this shall include disclosure by Landlord of the terms of leases and renewals in the Building in the prior twelve (12) month period), and each Expert will independently determine its position as to resolution of the Dispute and then all will meet and contemporaneously disclose to the others their respective determinations. The Experts shall be instructed to express their results in a fixed base rent amount per rentable square foot over the applicable period as to which the Prevailing Rental Rate is to be determined

      (ii) If neither the highest nor the lowest determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the resolution of the Dispute shall be the average of all three determinations.

      (iii) If subparagraph (ii) does not apply, then the resolution of the Dispute shall be the average of the two determinations closest by dollar amount.

      (iv) The Experts shall promptly notify Landlord and Tenant of each of their separate determinations and the resulting Dispute resolution. The determination of the Experts shall be final, binding and conclusive upon Landlord and Tenant.

(c) Each party will pay any and all fees and expenses incurred in connection with such party's Expert and the fees and expenses for the third Expert will be borne equally by the parties.

                                                                   EXHIBIT 10.25

                                    EXHIBIT E

                                SIGNAGE CRITERIA

Skyway Display Case

The Skyway Display Case shall be an architecturally unique internally illuminated glass front display case. Glass front shall be comprised of 16'0" of Herculite glass with a pair of swinging glass doors with chrome trim to match the base building architectural details. The sill height shall be 30-1/2" above the finished floor, with an internal height of 5'9". The back of the display case shall be finished with a neutral fabric. There shall be recessed slot brackets to accommodate shelving. Within the case may be an electric scrolling message board. The location of the display case shall be opposite of D. Brian's Deli in the west skyway entrance. The existing display case shall be provided to Tenant in its "as is" condition. Modifications of the display case, except to conform with the foregoing criteria, shall be subject to approval by Landlord.

Lobby Display

The lobby display kiosk shall be no larger than 32" wide (square) and a maximum of 7' 0" in height from the floor. Finishes and materials utilized in the construction of the kiosk shall harmonize with the existing building finishes and materials. The kiosk shall be non-illuminated. An interactive touch screen or monitor shall be permitted with the provision that there shall be no sound producing equipment. The kiosk shall be constructed to be able to be moved by one person without the need of any special equipment. The kiosk shall be constructed to comply with all OSHA and ANSI standards to prevent tipping and all ADA requirements. The location of the kiosk shall be subject to approval by Landlord.

All designs shall be submitted to Landlord for approval.

                       AMENDMENT NO. 1 TO LEASE AGREEMENT

      This Amendment No. 1 to Lease Agreement ("Amendment") is made effective as of December 5, 2001, between ND PROPERTIES, INC. ("Landlord") and CAPELLA EDUCATION COMPANY ("Tenant").

      A. Landlord's predecessor in interest and Tenant entered into a written Office Lease dated June 28, 2000 ("Lease"), relating to the premises currently consisting of approximately 68,768 rentable square feet ("Current Premises") and comprised of the entire rentable area of the 16th, 19th and 20th floors of the building located at 222 South Ninth Street, Minneapolis, Minnesota (the "Building").

      B.    The Lease has not previously been amended or modified.

      C. Landlord and Tenant desire to expand the Premises and to otherwise amend the Lease as provided in this Amendment.

      FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are expressly acknowledged, Landlord and Tenant agree as follows:

      1. Effect. The Lease is hereby amended to the extent necessary to give effect to this Amendment, and the terms of this Amendment shall supersede any contrary terms in the Lease. All references in the Lease to "this Lease" shall be deemed to refer to the Lease as amended by this Amendment. In all other respects, the terms and conditions of the Lease shall remain unmodified and in effect. Unless otherwise defined herein, capitalized terms shall have the same meaning as provided in the Lease.

      2. Expansion Option. The Expansion Option under Article 37 of the Lease was not exercised and has lapsed. Accordingly, said Article 37 is hereby entirely deleted from the Lease.

      3.    18th Floor Initial Space.

      A.    For purposes of this Amendment:

      (1) "18th Floor Initial Space" shall mean the space consisting of an agreed 11,356 rentable square feet on the 18th floor of the Building as shown on the attached Exhibit A.

      (2) "18th Floor Initial Space Delivery Date" shall mean the date Landlord makes the 18th Floor Initial Space available to Tenant for the commencement of Tenant's performance of leasehold improvement work. The 18th Floor Initial Space Delivery Date is estimated to occur on September 1, 2002, except that Landlord shall make such space available to Tenant on such earlier date as Landlord reasonably determines the space is available.

      (3) "18th Floor Initial Space Commencement Date" shall mean the earlier of:

            (a) the later of (i) November 1, 2002, or (ii) the date which is sixty (60) days after the 18th Floor Initial Space Delivery Date; or

            (b) Tenant's first business use of any material portion of the 18th Floor Initial Space.

      (4) "Business use" shall mean the conduct of business operations in the applicable space (other than construction, equipment, installation, and the moving and affixing of fixtures, furnishings and equipment).

      B. Effective as of the 18th Floor Initial Space Commencement Date, (1) the 18th Floor Initial Space shall be added to and constitute a part of the Premises; (2) the term "Premises" shall be modified to mean and include the 18th Floor Initial Space and the entire rentable areas on the 16th, 19th and 20th floors of the Building; (3) the rentable area of the Premises shall be 80,124 rentable square feet; and (4) except as otherwise provided in this Amendment, the 18th Floor Initial Space shall be part of the Premises for the remaining Term of the Lease (including any extension or renewal thereof) and shall be subject to all of the terms and conditions of the Lease currently in effect.

      C. In addition to Rent for the Current Premises as provided in the Lease, Tenant shall pay Rent for the 18th Floor Initial Space as follows:

      (1) Commencing on the 18th Floor Initial Space Commencement Date and continuing through November 30, 2005, Tenant shall pay Base Rent for the 18th Floor Initial Space determined at an annual rate per rentable square foot and payable in advance in monthly installments as follows:

                                Annual         Monthly         Base Rent
Period                        Base Rent       Base Rent     Per Square Foot
------                       -----------     ----------     ---------------
18th Floor Initial Space
Commencement Date
through 10/31/02, if any     $147,628.00     $12,302.33         $13.00
11/1/02-10/31/03             $150,467.00     $12,538.92         $13.25
11/1/03-10/31/04             $153,306.00     $12,775.50         $13.50
11/1/04-11/30/05             $156,145.00     $13,012.08         $13.75

      (2) Commencing on the 18th Floor Initial Space Commencement Date and continuing through the remaining Term: (a) the rentable square footage of the Premises for purposes of calculation of Tenant's Prorata Share shall be increased by 11,356 rentable square feet; and (b) Tenant shall pay Tenant's Prorata Share of Taxes and Operating Expenses for the 18th Floor Initial Space at the same rate as then payable for the Premises and subject to the same adjustments as provided in the Lease.

Rent for the 18th Floor Initial Space shall be paid at the same time and in the same manner as provided in the Lease for payment of Rent for the Current Premises. If the 18th Floor Initial Space Commencement Date is not the first day of a calendar month, to Base Rent and Tenant's Prorata Share of Taxes and Operating Expenses for the 18th Floor Initial Space for such partial month shall be prorated daily and paid in advance. If the Extension Option is exercised as provided in Article 36 of the Lease, the Rent and other economic terms for the 18th Floor Initial Space shall be determined as provided in said Article for any Extension Period.

      D. Landlord will deliver possession of the 18th Floor Initial Space to Tenant on the 18th Floor Initial Space Delivery Date for the purpose of allowing Tenant or its contractor(s) to undertake demolition, construction and improvement work in such space. If the 18th Floor Initial Space Delivery Date is delayed beyond September 1, 2002, despite Landlord's commercially reasonable efforts to deliver the 18th Floor Initial Space, Landlord shall not be liable for any such delay, the Lease shall not be impaired, and the Term of the Lease shall not be affected or extended thereby.

If Landlord has reason to believe that it will not be able to deliver the 18th Floor Initial Space to Tenant on or before September 1, 2002, Landlord shall promptly provide Tenant with notice as to the status of the space and the anticipated delivery date. Such notice shall be provided to Tenant promptly after Landlord's determination that a delay will occur and in any event on or before August 1, 2002 (if Landlord has then determined a delay will occur). Following any such notice to Tenant, Landlord shall continue to utilize commercially reasonable efforts to deliver the 18th Floor Initial Space as soon as possible. If the 18th Floor Initial Space Delivery Date is delayed beyond September 1, 2002, the 60-day period specified in Section 3A(3)(a)(ii) above shall be extended by an additional five (5) business days to complete construction in the 18th Floor Initial Space.

At all times subsequent to the delivery of possession of the 18th Floor Initial Space, Tenant's use and occupancy of, and duties and obligations with respect to, the 18th Floor Initial Space shall be in accordance with all of the terms and conditions of the Lease; provided, however, that Tenant shall not be required to pay any Base Rent, Taxes or Operating Expenses with respect to the 18th Floor Initial Space before the 18th Floor Initial Space Commencement Date. Except as provided in the following Section 3E, the 18th Floor Initial Space will be delivered to Tenant in an "as is" condition, and Landlord will have no obligation to make any repair, alteration or improvement thereto or to provide any allowances or inducements.

      E. So long as Tenant is not then in default under this Amendment or the Lease (beyond any applicable cure period), Landlord will provide a one-time allowance (the "Improvement Allowance") in the amount of $175,071.67 (based an $25.00 per rentable square foot in the 18th Floor Initial Space times a fraction, the numerator of which is 37 and the denominator of which is 60) for the cost of tenant improvements installed in such space. The Improvement Allowance will be used for paying the costs of demolition of existing improvements and constructing new tenant improvements within the 18th Floor Initial Space as well as for any modifications required to existing improvements above and below the ceiling; architectural, mechanical and engineering work drawings; consulting and project management fees in relation to the work; Tenant's costs of moving into the space; and telecommunications cabling relating to the space. The Improvement Allowance will be disbursed, and Tenant will perform Tenant's Work in the 18th Floor Initial Space, in accordance with all of the terms and conditions of Exhibit B to the Lease, which Exhibit B is hereby incorporated herein by reference subject to the following modifications: (1) all references in such Exhibit B to the "Premises" shall be deemed to refer to the 18th Floor Initial Space; (2) all references in such Exhibit B to the "Improvement Allowance" shall be deemed to refer to the Improvement Allowance as provided in this Section 3E; and (3) the date for Tenant submitting a Space Plan for the Tenant's Work under Section 3A of such Exhibit B shall be July 1, 2002, unless Landlord shall have provided to Tenant a notice of delay in delivery as provided in Section 3D above, in which case the Space

Plan shall be due no later than forty-five (45) days prior to the date of anticipated delivery identified in Landlord's notice. To the extent that Tenant does not fully expand the entire Improvement Allowance, the excess (up to a maximum of $2.00 per rentable square feet in the 18th Floor Initial Space) shall be applied to the payments of Rent next coming due after the 18th Floor Initial Space Commencement Date. If Landlord will require a demising wall between the 18th Floor Initial Space and the 18th Floor Remainder Space, such demising wall shall be constructed by Landlord before or simultaneously with Tenant's Work at Landlord's expense.

      F. Within twenty (20) days after written request by Landlord, Landlord and Tenant shall execute and deliver an instrument in form reasonably satisfactory to Landlord confirming the 18th Floor Initial Space Commencement Date and such other matters relating to this Amendment as reasonably requested by Landlord from time to time.

      4.    18th Floor Remainder Space.

      A.    For purposes of this Amendment:

      (1) "18th Floor Remainder Space" shall mean the space consisting of an agreed 11,356 rentable square feet on the 18th floor of the Building as shown on the attached Exhibit A.

      (2) "18th Floor Remainder Space Commencement Date" shall mean the earlier of (a) May 1, 2003, or (b) Tenant's first business use of any material portion of the 18th Floor Remainder Space.

      (3) "Expansion Option Exercise Date" means the earlier of (a) May 31, 2002, or (b) ten (10) business days after Landlord gives an Early Exercise Call Notice as defined in the following Section 4B.

      B. In the event that, prior to May 31, 2002, Landlord (i) executes one or more leases or amendments under which one or more third party tenants will occupy all of the rentable areas on the 8th, 9th, and 10th floors of the Building, and (ii) executes one or more leases, amendments or letters of intent under which one or more third party tenants will occupy all of the rentable areas on the 17th floor of the Building and all of the 18th Floor Remainder Space with such tenant(s) under (i) and (ii) to occupy on or before May 1, 2003, then Landlord may give written notice to Tenant requiring an early exercise of the Expansion Option as to the 18th Floor Remainder Space ("Early Exercise Call Notice"). Tenant shall have ten (10) business days thereafter in which to exercise the Expansion Option by giving Tenant's Expansion Option Exercise Notice. If Tenant so exercises the Expansion Option based on the Early Exercise Call Notice, to 18th Floor Remainder Space Commencement Date shall remain the same. If Tenant shall fail to so exercise the Expansion Option based on the Early Exercise Call Notice, the Expansion Option shall be deemed to have lapsed and expired, and shall be of no further force or effect. Nothing herein shall be deemed to impair or waive Tenant's right of first offer as to the 17th Floor Space under Article 38 of the Lease.

      C. Subject to the terms of this option (the "Expansion Option"), Tenant shall have a one time right to lease all, but not less than all, of the 18th Floor Remainder Space in an "as is" condition, on the same terms and conditions then in effect under the Lease, except that (1) the rentable square footage of the 18th Floor Remainder Space shall be added to the rentable square footage of the Premises for the purposes of calculating Base Rent and Tenant's Prorata Share as of the 18th Floor Remainder Space Commencement Date, and (2) Landlord shall reimburse Tenant for the cost of tenant improvements installed in the 18th Floor Remainder Space by Tenant, and the cost of related space planning, moving and consulting fees, up to an amount equal to $146,681.67 (based on $25.00 per rentable square feet in the 18th Floor Remainder Space multiplied by a fraction, the numerator of which is 31 and the denominator of which is 60). Such reimbursement shall be subject to the terms of a work agreement to be executed by Landlord and Tenant, which work agreement shall be similar in all material respects to the Work Agreement attached to the Lease as Exhibit B. This Expansion Option may be exercised only by giving Landlord irrevocable and unconditional written notice (the "Expansion Option Exercise Notice") thereof no later than the Expansion Option Exercise Date. If the 18th Floor Remainder Space is not occupied by a third party tenant at the time of the Expansion Option Exercise Notice (or thereafter prior to the 18th Floor Remainder Space Commencement Date), Landlord shall make the 18th Floor Remainder Space available for Tenant's performance of leasehold improvement work (without the imposition of Rent, unless Tenant opens for business in the 18th Floor Remainder Space prior to the 18th Floor Remainder Space Commencement Date, in which event Tenant's obligation to pay Rent for the 18th Floor Remainder Space shall commence as of the date it opens for business in the 18th Floor Remainder Space), subject to the condition that Tenant's inability to complete such work prior to the 18th Floor Remainder Space Commencement Date shall not delay that date. In any event, Landlord shall permit Tenant no less than sixty
(60) days for the construction of tenant improvements in the 18th Floor Remainder Space after the delivery of such space to Tenant and prior to the occurrence of the 18th Floor Remainder Space Commencement Date. In the event that the 18th Floor Remainder Space is delivered to Tenant after March 1, 2003, the date for purposes of Section 4A(2)(a) above shall be adjusted to the date which is sixty (60) days after the 18th Floor Remainder Space is delivered to Tenant.

      D. As of the 18th Floor Remainder Space Commencement Date, the lease shall commence as to the 18th Floor Remainder Space and shall continue for the duration of the Term of the Lease (including any extensions or renewals thereof); the 18th Floor Remainder Space shall be added to the Premises; and Tenant shall be obligated for the payment of Rent on the 18th Floor Remainder Space. After Tenant validly exercises the Expansion Option, the parties shall execute an amendment to the Lease, adding the 18th Floor Remainder Space, and such other documentation as Landlord shall require, promptly after Landlord shall prepare the same, in order to confirm the leasing of the 18th Floor Remainder Space to Tenant, but an otherwise valid exercise of the Expansion Option shall be fully effective, whether or not such confirmatory documentation is executed. Landlord shall have no obligation to disburse any allowance or reimbursement funds until Tenant has executed a binding amendment to the Lease committing to occupancy of the applicable space, but otherwise such amounts shall be disbursed within thirty (30) days of application by Tenant with supporting documentation indicating the incurring of costs reimbursable under the Work Agreement. To the extent that Tenant does not fully expend all of the amounts to be provided by Landlord hereunder, the excess (up to a maximum of $2.00 per rentable square foot) shall be applied to the payments of Rent next accruing after the 18th Floor Remainder Space Commencement Date.

      E. If Tenant shall fail to exercise the Expansion Option by delivery of the Expansion Option Exercise Notice on or before the Expansion Option Exercise Date, the Expansion Option shall be deemed to have lapsed and expired, and shall be of no further force or effect. Landlord may thereafter freely lease all or a portion of the 18th Floor Remainder Space to any other party, at any time, on any terms, in Landlord's sole discretion. At any time following the lapse of the Expansion Option, Landlord may, at its expense, construct a common corridor on the 18th Floor in compliance with applicable laws, incorporate a portion of the 18th Floor Initial Space in such common corridor, and construct a demising wall and entrances as necessary to separate the 18th Floor Initial Space from such common corridor. The specific size, location, and configuration of the common corridor shall be as reasonably determined by Landlord based on applicable legal requirements and reasonable third-party, market leasing considerations, but in any event such common corridor shall be constructed directly adjacent to the Building's service core. To the extent that leasehold improvements previously installed by Tenant must reasonably be altered or restored as a result of the installation of the common corridor (i.e., relocation of entry doors, reasonable reconfiguration of interior space, and the like), Landlord shall pay the reasonable and direct costs payable to third party architects, designers, contractors, and engineers for such alterations and restoration, and the parties shall reasonably cooperate to implement such alterations and restoration work so as to cause minimal disruption to Tenant's business operation. Regardless of the construction of such common corridor, the 18th Floor Initial Space shall be deemed to include an agreed 11,365 rentable square feet, and Tenant shall pay Rent for the 18th Floor Initial Space based on an agreed 11,365 rentable square feet.

      F. Tenant's exercise of the Expansion Option shall not operate to cure any Default by Tenant of any of the terms and provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such Default. The Expansion Option shall, at Landlord's election, be null and void if Tenant has received written notice that it is in default of a material term under the Lease and such default remains uncured (i) with respect to a monetary default, at the date of the Expansion Option Exercise Notice, or (ii) with respect to any default, on the 18th Floor Remainder Space Commencement Date. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Expansion Option, or, if Tenant shall have subleased or assigned all or any portion of the Premises to a party other than a Related Entity, then immediately upon such termination, sublease or assignment, the Expansion Option shall simultaneously terminate and become null and void. Such right is personal to Tenant (and any Related Entity that is an assignee or sublessee of substantially all of the Premises). Tenant agrees that time is of the essence of this provision.

      G. Within twenty (20) days after written request by Landlord, Tenant shall execute and deliver an instrument in form reasonably satisfactory to Landlord confirming the exercise or termination of the Expansion Option, the 18th Floor Remainder Space Commencement Date, and such other matters relating to this Amendment as reasonably requested by Landlord.

      5. Tenant's Representations. Tenant hereby represents to Landlord that there has been no assignment of the Lease and no sublease of all or any portion of the Premises, there are no existing defenses or offsets which Tenant has against enforcement of the Lease, and Landlord and Tenant are not in default under the Lease.

      6. Brokers. Landlord and Tenant each represents that it has not engaged or dealt with any real estate broker, agent or finder with respect to this Amendment, except for Kennedy-Wilson Minnesota Management, Inc., representing Landlord, and CB Richard Ellis, Inc., representing Tenant. If this transaction is consummated, Landlord shall be responsible to pay a commission to both such brokers pursuant to a separate written agreement. Landlord and Tenant shall indemnify and hold each other harmless from all claims, liability or expense (including reasonable attorneys fees) in connection with any claim for broker's, finder's or other fees or commissions as a result of such party's actions or alleged actions.

      7. Entire Agreement. The Lease, including, without limitation, this Amendment and all exhibits which are attached hereto and hereby incorporated by reference, constitutes the entire agreement between Landlord and Tenant with respect to the subject matter hereof. Tenant acknowledges that it has not been induced to enter into this Amendment by any agreements or representations which are not set forth in this Amendment. This Amendment shall not be effective until execution and delivery by both Landlord and Tenant.

      By signing this Amendment, the parties agree to the above terms.

LANDLORD:                                     TENANT:

ND PROPERTIES, INC.                           CAPELLA EDUCATION COMPANY

By: /s/ Robert D. Loverro                     By: /s/ Paul Schroeder
    -----------------------------------           ------------------------------
Name:  Robert D. Loverro                      Name:  Paul Schroeder
Title: Asst. Secy                             Title: SVP & CFO

August 29, 2002

Ms. Linda Solberg
KENNEDY-WILSON MINNESOTA MANAGEMENT
222 South Ninth Street
Suite 390
Minneapolis, MN 55402

RE: CAPELLA SECOND HALF EXPANSION -18th FLOOR

Dear Linda:

On behalf of Capella, I am pleased to present this letter of notification of Capella's desire to expand onto the second half of the 18th floor and a revised rent commencement date for the first half of the 18th floor. Final board approval is necessary for all Lease amendments. This proposal is approved by the CEO and CFO of Capella however, final approval will not be made until the board meeting on October 24, 2002. The terms and conditions that Capella would be willing to proceed with are as follows:

1ST HALF -18TH FLOOR

   Premises:                    11,356 square feet
   Space Delivery Condition:    Capella to terminate existing wiring at the
                                floor only
   Rent Commencement Date:      January 1, 2003
   Annual Net Rent Rate:        1/1/03  - 10/31/03:  $13.25
                                11/1/03 - 10/31/04:  $13.50
                                11/1/04 - 11/30/05:  $13.75
   Tenant Improvement
   Allowance:                   $25.00 per rentable square foot ($283,900.00)

2ND HALF -18TH FLOOR

   Premises:                    11,356 square feet
   Space Delivery Condition:    Capella to terminate existing wiring at the
                                floor only
   Rent Commencement Date:      November 1, 2003
   Annual Net Rent Rate:        11/1/03 - 10/31/04:  $13.50
                                11/1/04 - 10/31/05:  $13.75
   Tenant Improvement
   Allowance:                   $22.00 per rentable square foot ($249,832.00)

Capella is compiling information for a request for proposal on a potential term extension. To better understand the buildings position please describe the incentives that would be made available to Capella (ie. immediate rent reduction, free rent, expansion opportunities, tenant improvements, rental rate structure, etc.).

We look forward to a positive response to our proposal. Please acknowledge your acceptance by signing below. After the board meeting we will be able to move to a lease amendment.

Non Binding: This letter is meant for discussion purposes only. No party shall have any legal rights or obligations with respect to any other party because of the existence of this letter. No party shall fail to take any action in detrimental reliance on this letter. Only a fully executed lease between Landlord and Tenant shall constitute a binding agreement.

Best regards,

/s/ P S Rickert

Paige S. Rickert

c: Carla Bustom/Capella Education Company

                                      Capella Education Company
                                      AGREED AND ACCEPTED:

                                      By: /s/ Paul Schroeder
                                          --------------------------------------

                                      Its:  SVP & CFO

                                      Date: 8/29/02

                                      ND Properties, Inc.
                                      AGREED AND ACCEPTED:

                                      By:  _____________________________________

                                      Its: _____________________________________

                                      Date:_____________________________________

                       AMENDMENT NO. 2 TO LEASE AGREEMENT

            This Amendment No. 2 to Lease Agreement ("Amendment") is made effective as of October 28, 2002, between ND PROPERTIES, INC., registered in Minnesota as ND PROPERTIES OF DELAWARE, INC. ("Landlord") and CAPELLA EDUCATION COMPANY ("Tenant").

      A. Landlord's predecessor in interest and Tenant entered into a written Office Lease dated June 28, 2000 ("Lease"), relating to the premises currently consisting of approximately 80,124 rentable square feet ("Current Premises") and comprised of the 11,356 rentable square feet on the 18th floor and the entire rentable area of the 16th, 19th and 20th floors of the building located at 222 South Ninth Street, Minneapolis, Minnesota (the "Building").

      B. The Initial Lease was previously amended by Amendment No. 1 to Lease Agreement dated December 5, 2001 ("Amendment No. 1"), which, among other matters, amended and expanded the Premises by adding approximately 11,356 rentable square feet on the 18th floor of the Building ("18th Floor Initial Space").

      C. Landlord and Tenant desire to further expand the Premises and to otherwise amend the Lease as provided in this Amendment.

      FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are expressly acknowledged, Landlord and Tenant agree as follows:

      1. Effect. The Lease is hereby amended to the extent necessary to give effect to this Amendment, and the terms of this Amendment shall supersede any contrary terms in the Lease. All references in the Lease to "this Lease" shall be deemed to refer to the Lease as amended by this Amendment. In all other respects, the terms and conditions of the Lease shall remain unmodified and in effect. Unless otherwise defined herein, capitalized terms shall have the same meaning as provided in the Lease.

      2. Expansion Option. This Amendment is made in fulfillment of the Expansion Option under Section 4 of Amendment No. 1, and said Section 4 is hereby entirely deleted from the Lease.

      3.    18th Floor Remainder Space.

      A.    For purposes of this Amendment:

      (1) "18th Floor Remainder Space" shall mean the space consisting of an agreed 11,356 rentable square feet on the 18th floor of the Building as shown on the attached Exhibit A.

      (2) "18th Floor Remainder Space Delivery Date" shall mean the date Landlord makes the 18th Floor Remainder Space available to Tenant for the commencement of Tenant's performance of leasehold improvement work. The 18th Floor Remainder Space Delivery Date is estimated to occur on or about October 1, 2002.

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

      (3) "18th Floor Remainder Space Commencement Date" shall mean the earlier of:

            (a) the later of (i) August 1, 2003, or (ii) the date which is sixty
            (60) days after the 18th Floor Remainder Space Delivery Date; or

            (b) Tenant's first business use of any material portion of the 18th Floor Remainder Space.

      (4) "Business use" shall mean the conduct of business operations in the applicable space (other than construction, equipment installation, and the moving and affixing of fixtures, furnishings and equipment).

      B.    Effective as of the 18th Floor Remainder Space Commencement Date,
(1) the 18th Floor Remainder Space shall be added to and constitute a part of the Premises; (2) the term "Premises" shall be modified to mean and include the entire rentable areas on the 16th, 18th, 19th and 20th floors of the Building;
(3) the rentable area of the Premises shall be 91,480 rentable square feet; and
(4) except as otherwise provided in this Amendment, the 18th Floor Remainder Space shall be part of the Premises for the remaining Term of the Lease (including any extension or renewal thereof) and shall be subject to all of the terms and conditions of the Lease currently in effect.

      C. In addition to Rent for the Current Premises as provided in the Lease, Tenant shall pay Rent for the 18th Floor Remainder Space as follows:

      (1) Commencing on the 18th Floor Remainder Space Commencement Date and continuing through November 30, 2005, Tenant shall pay Base Rent for the 18th Floor Remainder Space determined at an annual rate per rentable square foot and payable in advance in monthly installments as follows:

                                Annual         Monthly        Base Rent
Period                         Base Rent      Base Rent    Per Square Foot
------                        -----------    ----------    ---------------
18th Floor Remainder Space
Commencement Date
through 10/31/03              $150,467.00    $12,538.92        $13.25
11/1/03-10/31/04              $153,306.00    $12,775.50        $13.50
11/1/04-11/30/05              $156,145.00    $13,012.08        $13.75

      (2) Commencing on the 18th Floor Remainder Space Commencement Date and continuing through the remaining Term: (a) the rentable square footage of the Premises for purposes of calculation of Tenant's Prorata Share shall be increased by 11,356 rentable square feet; and (b) Tenant shall pay Tenant's Prorata Share of Taxes and Operating Expenses for the 18th Floor Remainder Space at the same rate as then payable for the Premises and subject to the same adjustments as provided in the Lease.

Rent for the 18th Floor Remainder Space shall be paid at the same time and in the same manner as provided in the Lease for payment of Rent for the Current Premises. If the 18th Floor Remainder Space Commencement Date is not the first day of a calendar month, the Base Rent and Tenant's Prorata Share of Taxes and Operating Expenses for the 18th Floor Remainder

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

Space for such partial month shall be prorated daily and paid in advance. If the Extension Option is exercised as provided in Article 36 of the Lease, the Rent and other economic terms for the 18th Floor Remainder Space shall be determined as provided in said Article for any Extension Period.

      D. Landlord will deliver possession of the 18th Floor Remainder Space to Tenant on the 18th Floor Remainder Space Delivery Date for the purpose of allowing Tenant or its contractor(s) to undertake demolition, construction and improvement work in such space. If the 18th Floor Remainder Space Delivery Date is delayed despite Landlord's commercially reasonable efforts to deliver the 18th Floor Remainder Space, Landlord shall not be liable for any such delay, the Lease shall not be impaired, and the Term of the Lease shall not be affected or extended thereby.

At all times subsequent to the delivery of possession of the 18th Floor Remainder Space, Tenant's use and occupancy of, and duties and obligations with respect to, the 18th Floor Remainder Space shall be in accordance with all of the terms and conditions of the Lease; provided, however, that Tenant shall not be required to pay any Base Rent, Taxes or Operating Expenses with respect to the 18th Floor Remainder Space before the 18th Floor Remainder Space Commencement Date. Except as provided in the following Section 3E, the 18th Floor Remainder Space will be delivered to Tenant in an "as is" condition, and Landlord will have no obligation to make any repair, alteration or improvement thereto or to provide any allowances or inducements.

      E. So long as Tenant is not then in default under this Amendment or the Lease (beyond any applicable cure period), Landlord will provide a one-time allowance (the "Improvement Allowance") in the amount of $132,486.67 (based on $25.00 per rentable square feet in the 18th Floor Remainder Space multiplied by a fraction, the numerator of which is 28 and the denominator of which is 60) for the cost of tenant improvements installed in such space. The Improvement Allowance will be used for paying the costs of demolition of existing improvements and constructing new tenant improvements within the 18th Floor Remainder Space as well as for any modifications required to existing improvements above and below the ceiling; architectural, mechanical and engineering work drawings; consulting and project management fees in relation to the work; Tenant's costs of moving into the space; and telecommunications cabling relating to the space. The Improvement Allowance will be disbursed, and Tenant will perform Tenant's Work in the 18th Floor Remainder Space, in accordance with all of the terms and conditions of Exhibit B to the Lease, which Exhibit B is hereby incorporated herein by reference subject to the following modifications: (1) all references in such Exhibit B to the "Premises" shall be deemed to refer to the 18th Floor Remainder Space; (2) all references in such Exhibit B to the "Improvement Allowance" shall be deemed to refer to the Improvement Allowance as provided in this Section 3E; and (3) the date for Tenant submitting a Space Plan for the Tenant's Work under Section 3A of such Exhibit B shall be January 1, 2003. The work in the 18th Floor Remainder Space shall be coordinated with the work being performed in the 18th Floor Initial Space, and the Improvement Allowance under this Amendment or under Amendment No. 1 may be applied toward the cost of work in connection with either the 18th Floor Initial Space or the 18th Floor Remainder Space. To the extent that Tenant does not fully expend the entire Improvement Allowance, the excess (up to a maximum of $2.00 per rentable square feet in the 18th Floor Remainder Space) shall be applied

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

to the payments of Rent next coming due after the 18th Floor Remainder Space Commencement Date.

      F. Within twenty (20) days after written request by Landlord, Landlord and Tenant shall execute and deliver an instrument in form reasonably satisfactory to Landlord confirming the 18th Floor Remainder Space Commencement Date and such other matters relating to this Amendment as reasonably requested by Landlord from time to time.

      4. Tenant's Representations. Tenant hereby represents to Landlord that there has been no assignment of the Lease and no sublease of all or any portion of the Premises, there are no existing defenses, claims or offsets which Tenant has against Landlord or against enforcement of the Lease, and Landlord and Tenant are not in default under the Lease.

      5. Brokers. Landlord and Tenant each represents that it has not engaged or dealt with any real estate broker, agent or finder with respect to this Amendment, except for Kennedy-Wilson Minnesota Management, Inc., representing Landlord, and CB Richard Ellis, Inc., representing Tenant. If this transaction is consummated, Landlord shall be responsible to pay a commission to both such brokers pursuant to a separate written agreement. Landlord and Tenant shall indemnify and hold each other harmless from all claims, liability or expense (including reasonable attorneys fees) in connection with any claim for broker's, finder's or other fees or commissions as a result of such party's actions or alleged actions.

      6. Entire Agreement. The Lease, including, without limitation, this Amendment and all exhibits which are attached hereto and hereby incorporated by reference, constitutes the entire agreement between Landlord and Tenant with respect to the subject matter hereof. Tenant acknowledges that it has not been induced to enter into this Amendment by any agreements or representations which are not set forth in this Amendment. This Amendment shall not be effective until execution and delivery by both Landlord and Tenant.

By signing this Amendment, the parties agree to the above terms.

LANDLORD:                                         TENANT:

ND PROPERTIES, INC., registered in                CAPELLA EDUCATION COMPANY
Minnesota as ND PROPERTIES OF
DELAWARE, INC.

By /s/ James P. Garafalo                          By /s/ Paul A. Schroeder
   -----------------------------------------         ---------------------------
 Name:  James P. Garafalo                          Name:  Paul A. Schroeder
 Title: Assistant Secretary                        Title: SVP & CFO
Date Signed:__________________________, 2002      Date Signed: 10/28, 2002

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